UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Big Lots, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Big Lots, Inc.
4900 E. Dublin-Granville Road
Columbus, Ohio 43081
April 13, 2021
Dear Big Lots Shareholder:
We cordially invite you to attend the 2021 Annual Meeting of Shareholders of Big Lots, Inc. The Annual Meeting will be held virtually on Wednesday, May 26, 2021, beginning at 11:00 a.m., Eastern Time. Due to public health concerns related to the coronavirus (COVID-19) pandemic and to support the health and welfare of our shareholders and associates, the Annual Meeting will be held in a completely virtual format through a live webcast. You will not be able to attend the Annual Meeting physically in person. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2021. We believe that the virtual format will provide a consistent experience to our shareholders and allow all shareholders to participate in the Annual Meeting regardless of location.
The following pages contain the Notice of Annual Meeting of Shareholders and the Proxy Statement. You should review this material for information concerning the business to be conducted at the Annual Meeting.
Your vote is important and we encourage you to attend and participate in the virtual Annual Meeting. For additional information regarding how to attend and participate in the virtual meeting format, please see “Attendance and Participation at the Virtual Annual Meeting” on page 2 of the Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote as soon as possible. If you attend the virtual Annual Meeting and wish to participate by voting electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement.
Thank you for your ongoing support of, and continued interest in, Big Lots, Inc.
Respectfully submitted,
JAMES R. CHAMBERS Chairman	BRUCE K. THORN President and Chief Executive Officer

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 26, 2021
11:00 a.m. Eastern Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/BIG2021
Notice is hereby given that the 2021 Annual Meeting of Shareholders of Big Lots, Inc. will be held virtually on Wednesday, May 26, 2021, beginning at 11:00 a.m., Eastern Time. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2021. You will not be able to attend the Annual Meeting physically in person.
The Annual Meeting is being held for the following purposes:
1.
To elect as directors the eleven nominees named in our accompanying Proxy Statement;

2.
To approve, on an advisory basis, the compensation of our named executive officers;

3.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021; and

4.
To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on the record date, March 31, 2021, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. Further information regarding voting rights and matters to be voted upon is presented in the accompanying Proxy Statement.
On or about April 13, 2021, we began mailing to our shareholders of record at the close of business on March 31, 2021 a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report to Shareholders for our fiscal year ended January 30, 2021 (“fiscal 2020”), as well as instructions on how to request a paper copy of the proxy materials.
By Order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer,
General Counsel and Corporate Secretary
April 13, 2021
Columbus, Ohio
Your vote is important. Shareholders are urged to vote online. If you attend the virtual Annual Meeting and wish to participate by voting electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as described in the Proxy Statement. To attend and participate in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials). For additional information regarding how to participate in the virtual meeting format, please see “Attendance and Participation at the Virtual Annual Meeting” on page 2 of the Proxy Statement.

BIG LOTS, INC.
PROXY STATEMENT

i

PROXY STATEMENT
The Board of Directors (“Board”) of Big Lots, Inc., an Ohio corporation (“we,” “us,” “our,” the “Company” or “Big Lots”), is furnishing you this proxy statement (this “Proxy Statement”) to solicit proxies for use at the 2021 Annual Meeting of Shareholders of Big Lots to be held virtually on Wednesday, May 26, 2021 beginning at 11:00 a.m., Eastern Time (including any adjournments, postponements or continuations thereof, the “Annual Meeting”). Due to public health concerns related to the coronavirus (COVID-19) pandemic and to support the health and welfare of our shareholders and associates, the Annual Meeting will be held in a completely virtual format through a live webcast. You will not be able to attend the Annual Meeting physically in person. We believe that the virtual format will provide a consistent experience to our shareholders and allow all shareholders to participate in the Annual Meeting regardless of location.
At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/BIG2021. To participate (e.g., submit questions and/or vote) in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials).
This Proxy Statement is dated April 13, 2021, and on or about April 13, 2021, we began mailing to our shareholders of record at the close of business on March 31, 2021 a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders for our fiscal year ended January 30, 2021 (“fiscal 2020”).
ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting included with this Proxy Statement. Specifically, our shareholders will be asked to:
(1)
elect eleven directors to serve until the 2022 Annual Meeting of the Shareholders of the Company;

(2)
approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (“say-on-pay resolution”);

(3)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 29, 2022 (“fiscal 2021”); and

(4)
transact such other business as may properly come before the Annual Meeting.

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the meeting.
Virtual-Only Meeting Format
Due to the ongoing public health considerations associated with the COVID-19 pandemic, and because the health, safety and well-being of our associates and shareholders is of utmost importance to us, we will be holding our 2021 Annual Meeting of Shareholders in a virtual-only meeting format.
Shareholder Voting Rights
Only those shareholders of record at the close of business on March 31, 2021, the record date for the Annual Meeting (“Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had 35,101,482 common shares, $0.01 par value per share (“Common Shares”) outstanding. Each of the outstanding Common Shares entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting or any postponement or adjournment thereof. The holders of our Common Shares have no cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Amended Code of Regulations and the Ohio General Corporation Law.
Registered Shareholders and Beneficial Shareholders
If your Common Shares are registered in your name directly with our transfer agent, Computershare Investor Services, LLC, you are considered a holder of record (which we also refer to as a registered shareholder). If you hold our Common Shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial shareholder of the Common Shares, which shares are often referred to as being held in “street name.”
Internet Availability of Proxy Materials
In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our Annual Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while reducing the costs of delivery of our proxy materials and the environmental impact of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their Common Shares on the Internet. Registered shareholders who prefer to receive a paper or email copy of our proxy materials should follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such paper or email copies.
A notice that directs our beneficial shareholders to the website where they can access our proxy materials should be forwarded to each beneficial shareholder by the broker, bank or other holder of record that is considered the registered shareholder with respect to the Common Shares of the beneficial shareholder. Such broker, bank or other holder of record should also provide to the beneficial shareholders instructions on how the beneficial shareholders may request a paper or email copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their Common Shares by following the voting instructions they receive from their broker, bank or other holder of record.
To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
Attendance and Participation at the Virtual Annual Meeting
Annual Meeting Access Instructions
Because the Annual Meeting will be held in a completely virtual format through a live webcast, there is no physical meeting location. To attend and participate (e.g., submit questions and/or vote) in the virtual Annual Meeting, holders of Common Shares as of the Record Date, or their duly appointed proxies, should access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/BIG2021. For additional information regarding how to vote at the virtual Annual Meeting, see “Vote by Internet at the Annual Meeting” below.

To attend and participate in the virtual Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials). Access to the webcast of the Annual Meeting will open approximately 15 minutes before the scheduled start time of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time. An audio recording of the entire virtual Annual Meeting will be available in the Investor Relations section of our website (www.biglots.com) after the meeting.
We will have technicians available to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting or during the Annual Meeting, a phone number will be available for you to call at the registration start time on www.virtualshareholdermeeting.com/BIG2021.
Submission of Questions to Annual Meeting
Shareholders as of the Record Date for the Annual Meeting who attend and participate in the virtual Annual Meeting may submit questions at www.virtualshareholdermeeting.com/BIG2021 for the question and answer session that will immediately follow the adjournment of the Annual Meeting. Shareholders must have the control number included on their Notice of Internet Availability of Proxy Materials (or proxy card, if they received printed copies of the proxy materials) to submit questions. As with the annual meetings of shareholders we have held in the past, we will use reasonable efforts to answer all questions relevant to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting.
How to Vote and Revoke Your Vote
Registered Shareholders
After receiving your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials), registered shareholders are urged to visit www.proxyvote.com to access our proxy materials.
If you are a registered shareholder, there are several ways for you to vote your Common Shares:
•
Vote By Internet Before the Date of the Annual Meeting.    You will have the opportunity to vote your Common Shares online at www.proxyvote.com until May 25, 2021 at 11:59 p.m., Eastern Time. When voting online before the date of the Annual Meeting, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote By Internet at the Annual Meeting.   You may also vote your Common Shares online at www.virtualshareholdermeeting.com/BIG2021 during the virtual Annual Meeting. When voting online at the virtual meeting, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote By Telephone.    You may vote your Common Shares by telephone by calling 1-800-690-6903 from any touch-tone telephone until May 25, 2021 at 11:59 p.m., Eastern Time. When voting by telephone, you must have the control number included on your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) and follow the instructions.

•
Vote By Mail.    If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope provided with the proxy materials to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards submitted by mail must be received no later than May 25, 2021 to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Beneficial Shareholders
Beneficial shareholders have the right to direct the broker, bank or other holder of record that is the registered holder of their Common Shares on how to vote their Common Shares by following the voting instructions included in the materials they receive from their registered holder. Beneficial shareholders should follow the procedures and directions set forth in such voting instructions to instruct their registered holder how to vote those Common Shares or revoke or change previously given voting instructions (including how to vote at the Annual Meeting). Beneficial shareholders should contact their broker, bank or other holder of record to determine the applicable deadlines.
Brokers, banks and other holders of record who hold Common Shares for beneficial shareholders in street name may vote such Common Shares on “routine” matters (as determined under New York Stock Exchange (“NYSE”) rules), such as Proposal Three, without specific voting instructions from the beneficial owner of such Common Shares. Such brokers, banks and other holders of record may not, however, vote such Common Shares on “non-routine” matters, such as Proposal One, and Proposal Two, without specific voting instructions from the beneficial owner of such Common Shares. Proxies submitted by such brokers, banks and other holders of record that have not been voted on “non-routine” matters are referred to as “broker non-votes.” Broker non-votes will not be counted for purposes of determining the number of Common Shares necessary for approval of any matter to which broker non-votes apply (i.e., broker non-votes will have no effect on the outcome of such matter).
How to Revoke or Change Your Vote
If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
•
signing and returning a new proxy card with a later date (only your latest completed, signed and dated proxy card received by May 25, 2021 will be counted);

•
submitting a later-dated vote by telephone or via the Internet (only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Time, on May 25, 2021, will be counted);

•
attending and participating in the virtual Annual Meeting and voting again online (attending the virtual Annual Meeting will not by itself revoke a previously submitted proxy); or

•
delivering a written revocation to our Corporate Secretary at 4900 E. Dublin-Granville Road, Columbus, Ohio 43081, received no later than May 25, 2021.

Beneficial shareholders should follow the procedures and directions set forth in the voting instructions they receive from their registered holder to instruct their registered holder how to revoke or change previously given voting instructions.
What is a “proxy”?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
Householding
SEC rules allow multiple shareholders residing at the same address the convenience of receiving a single copy of the Notice of Internet Availability of Proxy Materials (or the Annual Report to Shareholders and Proxy Statement, if requested) if they consent to do so (we refer to this process as “householding”). Householding is permitted only in certain circumstances, including when you have the same last name and address as another shareholder. If the required conditions are met, and SEC rules allow, your household may receive a single copy of the Notice of Internet Availability of Proxy Materials or, if requested, the Annual Report to Shareholders and Proxy Statement. Upon request, we will promptly deliver a separate copy of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the document(s) was delivered. Such a request should be made in the same manner as a revocation of consent for householding.

You may revoke your consent for householding at any time by contacting Broadridge Financial Solutions, Inc. (“Broadridge”), either by calling 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will be sent separate copies of the Annual Report to Shareholders and Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable.
Beneficial shareholders can request more information about householding from their brokers, banks or other holders of record.
Board’s Recommendations
Subject to revocation, all proxies that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the Common Shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
(1)
FOR the election of the director nominees identified in Proposal One;

(2)
FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and the narrative discussion accompanying the tables (see Proposal Two); and

(3)
FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021 (see Proposal Three).

If any other matter properly comes before the Annual Meeting, or if a director nominee named in this Proxy Statement is unable to serve or for good cause will not serve, the proxy holders will vote on such matter or for a substitute nominee as recommended by the Board.
Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting will constitute a quorum and permit us to conduct our business at the Annual Meeting. Virtual attendance of a shareholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of Common Shares considered to be present at the Annual Meeting for purposes of establishing a quorum.
Vote Required to Approve a Proposal
Proposal One
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Specifically, Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. In all director elections other than uncontested elections, plurality voting will apply and the director nominees receiving the greatest number of votes cast for their election will be elected as directors. An “uncontested election” generally means an election of directors at a meeting of shareholders in which the number of nominees for election does not exceed the number of directors to be elected.
A properly executed proxy marked as withholding authority with respect to the election of one or more nominees for director will not be voted with respect to the nominee or nominees for director indicated and will have the same effect as a vote against the nominee or nominees. Broker non-votes will not be considered votes cast for or against or withheld from a director nominee’s election at the Annual Meeting.
See the “Governance — Majority Vote Standard and Policy” section of this Proxy Statement for more information about our majority vote policy and standard.
Other Matters
For purposes of Proposal Two and Proposal Three, the affirmative vote of the holders of a majority of the outstanding Common Shares will be required for approval. The votes received with respect to Proposal Two and Proposal Three are advisory and will not bind the Board or the Company. A properly executed proxy marked “abstain” with respect to Proposal Two and Proposal Three will not be voted with respect to such matter, although it will be counted for purposes of determining the number of Common Shares necessary for approval of Proposal Two and Proposal Three. Accordingly, an abstention will have the same effect as a vote against Proposal Two and Proposal Three. If no voting instructions are given (excluding broker non-votes), the persons named as proxy holders on the proxy card will vote the Common Shares in accordance with the recommendation of the Board.
Tabulation
Votes will be counted by an independent inspector of election appointed for the Annual Meeting by the Board.
Appraisal or Dissenters’ Rights
Shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.
Results
We will announce preliminary results promptly once they are available and will report final results in a filing with the SEC on a Current Report on Form 8-K. You can access both Form 8-Ks and our other reports we file with the SEC at our website at https://www.biglots.com/corporate/investors/sec-filings or at the SEC’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

PROPOSAL ONE: ELECTION OF DIRECTORS
In accordance with the Company’s Amended Code of Regulations, the current size of the Board is set at eleven directors. Jeffrey P. Berger retired from the Board on June 10, 2020 after serving on the Board for 14 years. On October 1, 2020, Aaron Goldstein tendered his resignation as a director of the Company, which resignation was subsequently accepted by the Board. In addition, the Board has decided not to renominate Andrew C. Clarke, a current director, for election as a director at the Annual Meeting. The Board has nominated the eleven persons identified in the biographies set forth below for election as directors at the Annual Meeting, who include the incumbent directors other than Mr. Clarke and two new nominees, Sandra Campos and Kimberley A. Newton. At the Annual Meeting, the Common Shares represented by proxies will be voted, unless otherwise specified, for the election of the eleven director nominees named below. Proxies cannot be voted at the Annual Meeting for more than eleven persons. Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified, or until their earlier death, resignation or removal.
All of the nominees set forth below have consented to being named in this Proxy Statement and to serve as directors of the Company if elected. It is expected that all nominees proposed by the Board will be able to serve on the Board if elected. However, if before the Annual Meeting one or more of the Board’s nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC, but, should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption.
Set forth below is certain information related to the nominees.

Summary of Director Nominee Core Experiences and Skills
Our Board possesses a deep and broad set of experiences and skills that facilitate strong oversight and strategic direction for a leading retailer.    The following chart summarizes the competencies of each director nominee to be represented on our Board.
EXPERIENCE/SKILLS	Campos	Chambers	DiGrande	Gottschalk	Jamison	Kingsbury	McCormick	Newton	Reardon	Schoppert	Thorn
Retail Industry Operating or managerial experience with retailers.	X	X	X	X	X	X	X	X	X	X	X
Customer Experience/Omnichannel and Digital Strategies Experience developing and deploying retail (or adjacent sector) customer experience programs across physical and digital mediums.	X	X	X	X	X	X	X	X		X	X
Public Company CEO/COO/CFO/CHRO Prior public company C-suite experience.		X	X	X	X	X	X		X	X	X
Finance/Accounting/Audit Understanding of finance, accounting, financial reporting and/or audit processes.		X	X	X	X	X	X	X	X	X	X
Legal/Risk Management Governmental/public policy, legal/regulatory and risk management experience.		X	X	X	X	X	X	X	X	X	X
Strategy, Innovation and Business Transformation Experience successfully ideating and executing transformative business strategies.	X	X	X	X	X		X	X		X	X
Human Capital/Talent Management Experience in human resources, talent and leadership development and/or executive compensation.	X	X			X			X	X
Other Public Company Board Prior public company board experience to assist in enhancing board form and function.		X		X	X	X	X		X	X
Environmental, Social and Governance Significant experience with ESG strategies and programs.	X	X		X	X	X	X	X	X	X	X
The lack of an “X” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. Each of our board members have experience and/or skills in the enumerated areas. However, the “X” indicates that a director has a particular strength in that area.

The following information is furnished with respect to each of the nominees of the Company, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating / Corporate Governance Committee and the Board to determine that the nominees should serve as our directors. Other than as set forth in this Proxy Statement, no principal occupation of any of the Board’s nominees has been at any corporation or organization that is a parent, subsidiary or other affiliate of the Company.
Age: 54 Director since: Nominated in April 2021 Committees: • Not applicable
SANDRA CAMPOS
Ms. Campos is the Chief Executive Officer of Project Verte Inc. (a cloud-based supply chain platform). Ms. Campos served as the Chief Executive Officer of DVF (Diane von Fürstenberg) (an apparel retailer) from 2018 to 2020. Prior to joining DVF, she was the Co-President, Women’s Apparel of Global Brands Group Holding Limited (a branded apparel, footwear and brand management company) from 2015 to 2018, which included the Juicy Couture, Bebe, Buffalo, Tretorn, BCBG and Herve Leger brands. Ms. Campos also held leadership roles with apparel companies Oscar de la Renta, Ralph Lauren, Nautica International and Polo Jeans Company.
Ms. Campos also founded Fashion Launchpad (a digital educational platform for the fashion, beauty and retail community), Mobi, Inc. (a consumer products company) and Cynosure Holdings (a celebrity brand management company). She is also a member of the advisory board of Athena Technology Acquisition Corp. (a special purpose acquisition company).
Qualifications: Ms. Campos’ qualifications to serve on the Board include her extensive executive experience in the retail, technology and consumer products industries, global brand building, and omnichannel development.

Age: 63 Director since: 2012 Committees: • None
JAMES R. CHAMBERS
Chairman of the Board of Big Lots, Inc.
Mr. Chambers served as President and Chief Executive Officer and director of Weight Watchers International, Inc. (weight management services provider) from 2013 to late 2016. Since his retirement from Weight Watchers International, Inc. in 2016, he has been serving as a professional director.
Mr. Chambers previously served as President of the US Snacks and Confectionery business unit and General Manager of the Immediate Consumption Channel of Kraft Foods Inc. (food manufacturer) until 2011. Mr. Chambers also served as President and CEO of Cadbury Americas (confectionery manufacturer) until 2010 and as the President and Chief Executive Officer of Remy Amerique, Inc. (spirits manufacturer). Prior to his employment with Remy Amerique, Inc., Mr. Chambers served as the Chief Executive Officer of Paxonix, Inc. (online branding and packaging process solutions business), the Chief Executive Officer of Netgrocer.com (online grocery retailer) and the Group President of Information Resources, Inc. (global market research provider). Mr. Chambers spent the first 17 years of his career at Nabisco (food manufacturer), where he held leadership roles in sales, distribution, marketing and information technology, culminating in the role of President, Refrigerated Foods. Mr. Chambers previously served as a director of B&G Foods (food manufacturer) for seven years where he served on the nominating and governance committee and the compensation committee and as a director of Weight Watchers International, Inc.

Qualifications: Mr. Chambers’ qualifications to serve on the Board include his extensive cross-functional packaged goods industry experience, his extensive leadership experience as a chief executive officer, his 20-year track record in general management and his experience serving on the boards of other public companies.
Other Directorships: TIAA Board of Trustees since 2015, where he is chair-elect and serves on the human resources committee, the nominating and governance committee and the risk and compliance committee.

Age: 54 Director since: 2018 Committees: • Audit • Nominating /Corporate Governance
SEBASTIAN J. DIGRANDE
Mr. DiGrande is the former Executive Vice President of Strategy and Chief Customer Officer for Gap Inc. (apparel retailer) from May 2016 until 2019, where he led the company’s E-Commerce/Digital business, which focused on strategy, consumer and market insights, customer data and analytics, digital and customer marketing, payments, loyalty, and franchise teams. Prior to joining Gap, Inc., Mr. DiGrande was a Senior Partner and Managing Director for The Boston Consulting Group from 1996 to April 2016. He was also a leader in BCG’s Technology, Marketing and Digital Innovation efforts. Since 2019, he has been serving as a professional director.
Qualifications: Mr. DiGrande’s qualifications to serve on the Board include his extensive experience in senior management roles including leading one of the largest E-Commerce/Digital business operations, his extensive consulting background and his qualification as an “audit committee financial expert,” as defined by applicable SEC rules.

Age: 60 Director since: 2015 Committees: • Audit (Chair) • Compensation
MARLA C. GOTTSCHALK
Ms. Gottschalk is the former Chief Executive Officer of The Pampered Chef, Ltd. (marketer of kitchen tools, food products and cookbooks), where she also previously served as President and Chief Operating Officer. Since her retirement from The Pampered Chef, Ltd. in 2013, she has been serving as a professional director.
Ms. Gottschalk served as Senior Vice President of Financial Planning and Investor Relations for Kraft Foods, Inc. (food manufacturer), where she also previously served as Executive Vice President and General Manager of the Post Cereal division and Vice President of Marketing and Strategy of the Kraft Cheese division.
Qualifications: Ms. Gottschalk’s qualifications to serve on the Board include her extensive experience in operations and strategic management, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, her extensive leadership experience as a chief executive officer, her expertise in the food industry and her experience serving on the boards of other public companies.
Other Directorships: Potbelly Corporation (food retailer) since 2009, where she is chair of the audit committee and a member of the compensation committee; Reynolds Consumer Products Inc. (consumer products) since 2020, where she is chair of the audit committee; Underwriter Laboratories since 2009, where she is chair of the compensation committee and serves on the nominating and governance committee; and Ocean Spray Cranberries, Inc. since 2014, where she serves on the nominating and governance committee and the audit committee.

Age: 61 Director since: 2015 Committees: • Compensation • Nominating /Corporate Governance (Chair) • Capital Allocation Planning
CYNTHIA T. JAMISON
Ms. Jamison served as Chief Financial Officer or Chief Operating Officer of several companies during her tenure from 1999 to 2009 at Tatum, LLC (executive services firm). From 2005 to 2009, she led the CFO services practice and was a member of the firm’s operating committee. After retiring from Tatum, Ms. Jamison subsequently served as Chief Financial Officer of AquaSpy, Inc. from 2009 to 2012 (provider of soil moisture sensors to monitor soil moisture levels). Since her retirement from AquaSpy Inc. in 2012, she has been serving as a professional director.
Ms. Jamison has also served as Chief Financial Officer of Chart House Enterprises (food retailer) and held various financial positions at Allied Domecq Retailing USA, Kraft General Foods and Arthur Anderson LLP. Ms. Jamison previously served as a director of B&G Foods, Inc. (food manufacturer and distributor) from 2004 to 2015, where she served as chair of the audit committee. She previously held board seats at Horizon Organic Holdings from 2001 to 2003 and Cellu Tissue, Inc.
Qualifications: Ms. Jamison’s qualifications to serve on the Board include her extensive experience in financial and accounting matters, including public company reporting, as well as strategy and capitalization expertise, her qualification as an “audit committee financial expert,” as defined by applicable SEC rules, and her key management, leadership, financial and strategic planning, corporate governance and public company executive and board experience.
Other Directorships: Tractor Supply Company (farm and ranch retailer) since 2002, where she has served as chairman since 2014; Darden, Inc. (food retailer) since 2014, where she serves as chair of the audit committee and a member of the compensation committee; and The ODP Corporation (office supply retailer) since 2013, where she is chair of the compensation committee.

Age: 68 Director since: Nominated in April 2020 Committees: • Audit • Compensation
THOMAS A. KINGSBURY
Mr. Kingsbury served as President, Chief Executive Officer and a member of the Board of Directors of Burlington Stores, Inc. (discount clothing retailer) from 2008 to 2019. He also served as Executive Chairman of the Board of Directors of Burlington Stores, Inc. from September 2014 to January 2020.
Mr. Kingsbury previously served as Senior Executive Vice President of Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation (department store retailer) from August 2006 to December 2008. Mr. Kingsbury also held various management positions with The May Department Stores Company (department store retailer) commencing in 1976, including President and Chief Executive Officer of the Filene’s division from 2000 to 2006.
Qualifications: Mr. Kingsbury’s qualifications to serve on the board include his valuable perspectives and unique insights developed from more than 40 years of experience in the retail industry, providing him with a comprehensive understanding of customer dynamics and shifting consumer preferences, his broad-based retail experience and extensive experience in senior leadership positions, including his service as a former president and chief executive officer and as a current director of a publicly traded retail company and his qualification as an “audit committee financial expert,” as defined by applicable SEC rules.

Other Directorships: Tractor Supply Company (farm and ranch retailer) since 2017, where he serves on the Corporate Governance and Nominating Committee and the Compensation Committee and B.J.’s Wholesale Club, Inc. (mass merchant club retailer) since 2020, where he serves on the Compensation Committee.
Age: 65 Director since: 2018 Committees: • Audit • Compensation
CHRISTOPHER J. MCCORMICK
Mr. McCormick is the former President and Chief Executive Officer of L.L. Bean, Inc. (clothing and outdoor recreation equipment retailer). He joined L.L. Bean, Inc. in 1983 and held a number of leadership positions in Advertising and Marketing prior to his tenure as President and Chief Executive Officer from 2001 until March 2016. Since his retirement from L.L. Bean, Inc. in 2016, he has been serving as a professional director. Mr. McCormick previously served as a director of Sun Life Financial, Inc. (financial services company) from 2017 to 2019, where he served as a member of the compensation committee and nominating corporate governance committee.
Qualifications: Mr. McCormick’s qualifications to serve on the Board include his extensive leadership experience as a chief executive officer of a retail company, his service on the boards of other public companies and his qualification as an “audit committee financial expert,” as defined by applicable SEC Rules.
Other Directorships: Levi Strauss & Co. (clothing retailer) since 2016, where he is a member of the audit committee and the finance committee.

Age: 48 Director since: Nominated in April 2021 Committees: • Not applicable
KIMBERLEY A. NEWTON
Ms. Newton is the former Senior Vice President Consumer Experience of Hallmark Cards, Inc. (a greeting card and gift products retailer and media company) from 2017 to 2019. Ms. Newton joined Hallmark Cards, Inc. in 1997 and held a number of leadership positions in marketing and strategy before serving as Vice President North America Strategy and Planning from 2011 to 2015 and Vice President Corporate Strategy and Business Development from 2015 to 2017.
Qualifications: Ms. Newton’s qualifications to serve on the Board include her extensive experience in consumer marketing, corporate strategy, business development, omnichannel consumer experience, P&L management and digital transformation.

Age: 68 Director since: 2015 Committees: • Compensation (Chair) • Nominating /Corporate Governance
NANCY A. REARDON
Ms. Reardon is the former Senior Vice President and Chief Human Resources and Communications Officer of Campbell Soup Company (food manufacturer). Since her retirement from Campbell Soup Company in 2012, she has been serving as a professional director.
Additionally, Ms. Reardon served as Executive Vice President of Human Resources for Comcast Cable Communications, Inc. (telecommunications provider) from 2002 to 2004. Prior to that, Ms. Reardon served as Partner and Executive Vice President, Human Resources and Corporate Affairs for Borden Capital Management Partners (consumer products retailer) from 1997 to 2002, where she developed financial and merger and acquisition skills through her involvement in multiple transactions for a portfolio of operating companies. Ms. Reardon previously served as a director of Warnaco Group, Inc. (apparel retailer) where she served as a member of the audit committee and the compensation committee.
Qualifications: Ms. Reardon’s qualifications to serve on the Board include her extensive experience in senior management roles, her experience on the boards of other public companies and private and charitable organizations, her experience leading human resources departments and in communications and public affairs, her leadership skills and her skills in human capital management, talent development and succession planning.
Other Directorships: Signet Jewelers Limited (jewelry retailer) since 2018, where she chairs the compensation committee and serves on the nominating and corporate governance committee and corporate citizenship and sustainability committee.

Age: 54 Director since: 2015 Committees: • Audit • Nominating /Corporate Governance • Capital Allocation Planning (Chair)
WENDY L. SCHOPPERT
Ms. Schoppert is the former Executive Vice President and Chief Financial Officer of Sleep Number Corporation (bedding retailer and manufacturer) from June 2011 to February 2014, where she also served as Chief Information Officer and led Marketing, Digital, International, and New Channel Development. Since her retirement from Sleep Number Corporation in 2014, she has been serving as a professional director.
Prior to joining Sleep Number, Ms. Schoppert led US Bank’s Private Asset Management (financial services company) team from 2004 to 2005 and served as Head of Product, Marketing & Corporate Development for U.S. Bank’s Asset Management division from 2002 to 2004. Ms. Schoppert began her career in the airline industry, serving in various financial, strategic and general management leadership positions at American Airlines, Northwest Airlines and America West Airlines. Ms. Schoppert also previously served as a director of Gaia, Inc. (formerly Gaiam, Inc.) (an alternative media video streaming service) from 2013 to 2018.
Qualifications: Ms. Schoppert’s qualifications to serve on the Board include her qualification as an “audit committee financial expert,” as defined by applicable SEC Rules, her extensive retail experience across finance, information technology, digital and marketing, and her significant financial leadership and expertise with respect to the oversight of financial reporting and disclosure for public companies.
Other Directorships: The Hershey Company (a global confectionery company) since 2017, where she serves on the audit committee and the finance & risk management committee, The ODP Corporation (office supply retailer), where she serves on the audit committee, and Bremer Financial Corporation (a financial services firm) since 2017, where she chairs the audit committee and serves on the compensation committee.
Age: 54 Director since: 2018 Committees: • Capital Allocation Planning (nonvoting member)
BRUCE K. THORN
Mr. Thorn is our President and Chief Executive Officer. Before joining Big Lots in September 2018, he served as President (since 2017) and Chief Operating Officer (since 2015) of Tailored Brands, Inc. (a leading specialty retailer of men’s tailored clothing and formalwear) until 2018. Mr. Thorn also previously held various enterprise-level roles with PetSmart, Inc. (a pet supply retailer), most recently as Executive Vice President, Store Operations, Services and Supply Chain, as well as leadership positions with The Gap, Inc., Cintas Corp, LESCO, Inc. and The United States Army.
Qualifications: Mr. Thorn’s qualifications to serve on the Board include his day-to-day leadership as President and Chief Executive Officer of Big Lots, strong leadership skills, proven management capabilities and more than 25 years of diverse retail and services experience.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE LISTED ABOVE.

GOVERNANCE
The following table sets forth some of our key governance policies and practices we have implemented to advance the objectives and long term interests of our shareholders:
Governance Highlights

• Nine of our ten current directors are independent	• Six of our ten independent director nominees are women
• Annual election of all directors and Majority Voting Standard	• Annual board and committee self-evaluations
• Proxy Access for our shareholders	• We have a non-executive chairman
• Executive session of non-employee directors at all regularly scheduled board meetings	• Director orientation and continuing education
• All committees composed of independent directors	• Limit of 4 public company directorships Board members may hold
• Annual shareholder engagement	• Mandatory Board retirement at age 72
Board Leadership and Independent Chairman of the Board
The Board is currently composed of the individuals identified in Proposal One, except for Mr. Clarke who is not standing for reelection at the Annual Meeting. Mr. Clarke and each of the director nominees (other than Mr. Thorn, our Chief Executive Officer (“CEO”) and President), qualify as an independent (as defined by the applicable NYSE rules) non-employee director (“non-employee directors”). Mr. Chambers, a non-employee director, serves as non-executive Chairman of the Board (“Chairman”). The Board believes it should have the flexibility to establish a leadership structure that works best for us at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. The Chairman works with management to plan the agendas for meetings of the Board, chairs the Board meetings, and is responsible for briefing our CEO, as needed, concerning executive sessions of the independent members of the Board. The Chairman also determines when additional meetings of the Board are needed. Additionally, the Chairman communicates informally with other directors between meetings of the Board to foster free and open dialogue among directors.
Board Meetings in Fiscal 2020
The Board held 44 meetings during fiscal 2020. During fiscal 2020, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served (in each case, held during the periods that he or she served). All of our directors attended our 2020 annual meeting of shareholders, which was held virtually, as required by our Corporate Governance Guidelines. In addition, the non-employee directors met in executive session at each of the Board’s regularly scheduled meetings.
Role of the Board’s Committees
The Board has standing Audit, Compensation, Nominating / Corporate Governance and Capital Allocation Planning Committees. The Board established the Capital Allocation Planning Committee in April 2020. Each of these committees reports its activities to the Board.
Audit Committee
The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility with respect to:
(1)
the integrity of the financial reports and other financial information provided by us to our shareholders and others;

(2)
our compliance with legal and regulatory requirements;

(3)
the engagement of our independent registered public accounting firm and the evaluation of the firm’s qualifications, independence and performance;

(4)
the performance of our system of internal controls;

(5)
the oversight of the performance of the internal audit function;

(6)
our audit, accounting and financial reporting processes generally; and

(7)
the evaluation of enterprise risk issues.

All members of the Audit Committee are independent as required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. The Board has determined that each member of the Audit Committee is “financially literate,” as required by NYSE rules, and each of Messrs. DiGrande, Kingsbury and McCormick and Mses. Gottschalk and Schoppert is an “audit committee financial expert,” as defined by applicable SEC rules.
The functions of the Audit Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee met eight times during fiscal 2020.
Compensation Committee
The Compensation Committee discharges the responsibilities of the Board relating to the administration of our compensation programs, including the compensation program for our executive leadership team (“Leadership Team”). Our Leadership Team is composed of the current executives named in the Summary Compensation Table (“named executive officers”) and other executives reporting to our CEO.
The responsibilities of the Compensation Committee include:
(1)
establishing our general compensation philosophy;

(2)
overseeing the development of our compensation programs;

(3)
approving goals and objectives for the incentive compensation awarded to the Leadership Team;

(4)
reviewing and recommending to the Board the other compensation for our CEO and the Leadership Team;

(5)
in coordination with the Nominating / Corporate Governance Committee, monitoring issues associated with CEO succession planning and management development;

(6)
administering our compensation programs; and

(7)
reporting on the entirety of the executive compensation program to the Board.

The Compensation Committee annually conducts a compensation risk assessment. The purpose of the assessment is to identify risks arising from the Company’s compensation policies, practices and programs and the controls in place to mitigate any such risks. The Compensation Committee determined that our compensation policies are consistent with our overall risk structure. Because a significant portion of the incentive compensation we award is subject to performance goals based on operating profit, we believe our associates are encouraged to take a balanced approach that focuses on corporate profitability and performance. If the Company is not profitable at a reasonable level, there are limited payouts under the bonus programs and restricted stock units may not vest.
The Company has internal controls over the measurement and calculation of the performance measures, including operating profit, earnings per share, return on invested capital, sales and net income. These controls, and the auditing of the Company’s financial statements by an independent registered public accounting firm, are designed to keep the Company, including its compensation programs, from being susceptible to manipulation by associates. In addition, our associates are subject to the Company’s Code of Business Conduct and Ethics which covers, among other things, accuracy of books and records.
During fiscal 2020, Mses. Gottschalk, Jamison and Reardon and Messrs. Berger, Kingsbury and McCormick served on our Compensation Committee. All members of the Compensation Committee are independent as required by the Compensation Committee’s charter and NYSE rules.
The functions of the Compensation Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Compensation Committee met seven times during fiscal 2020.
Nominating / Corporate Governance Committee
The responsibilities of the Nominating / Corporate Governance Committee include:
(1)
recommending individuals to the Board for nomination as members of the Board and its committees;

(2)
taking a leadership role in shaping our corporate governance policies and practices, including recommending to the Board changes to our Corporate Governance Guidelines and monitoring compliance with such guidelines;

(3)
developing and recommending to the Board appropriate criteria for determining director independence;

(4)
in coordination with the Compensation Committee, monitoring issues associated with CEO succession planning and management development;

(5)
overseeing the evaluation of the Board and CEO; and

(6)
reviewing the compensation of the members of the Board and recommending any changes to such compensation to the Board for its approval.

During fiscal 2020, Mses. Jamison, Reardon and Schoppert and Messrs. Berger, Clarke and DiGrande served on our Nominating / Corporate Governance Committee. All members of the Nominating / Corporate Governance Committee are independent as required by the Committee’s charter and NYSE rules.
The functions of the Nominating / Corporate Governance Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Nominating / Corporate Governance Committee met seven times during fiscal 2020.
Capital Allocation Planning Committee
The responsibilities of the Capital Allocation Planning Committee include:
(1)
reviewing, at least annually, the Company’s three-year capital expenditure outlook and expected returns, current year capital expenditure plan and associated returns and three-year liquidity outlook;

(2)
periodically reviewing the Company’s current year actual capital expenditures versus the current year capital expenditure plan, the Company’s rolling twelve-month liquidity outlook, debt ratio and other ratios required for compliance with the Company’s credit facilities and management’s estimate of the Company’s weighted-average cost of capital;

(3)
reviewing management recommendations on the Company’s declaration and payment of quarterly or special dividends on our Common Shares;

(4)
reviewing management recommendations on the establishment and, upon establishment, execution of a share repurchase program;

(5)
periodically reviewing the Company’s capital allocation strategy in comparison to peers and industry benchmarks; and

(6)
reviewing the Company’s short-term investment policy.

During fiscal 2020, Mses. Jamison and Schoppert and Messrs. Clarke, Goldstein and Thorn (as a non-voting member) served on our Capital Allocation Planning Committee. All voting members of the Capital Allocation Planning Committee meet the NYSE independence requirements.
The functions of the Capital Allocation Planning Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Capital Allocation Planning Committee met three times during fiscal 2020.
Selection of Nominees by the Board
The Nominating / Corporate Governance Committee has oversight over a broad range of issues relating to the composition and operation of the Board. The Nominating / Corporate Governance Committee is responsible for recommending to the Board the appropriate skills and qualifications required of Board members, based on our needs from time to time. The Nominating / Corporate Governance Committee also evaluates prospective director nominees against the standards and qualifications set forth in the Corporate Governance Guidelines. Although the Nominating / Corporate Governance Committee has not approved any specific minimum qualifications that must be met by a nominee for director recommended by the Nominating / Corporate Governance Committee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating / Corporate Governance Committee considers factors such as the prospective nominee’s relevant experience, character, intelligence, independence, commitment, judgment, prominence, age, and compatibility with our CEO, senior management and other members of the Board. The Nominating / Corporate Governance Committee also considers other relevant factors that it deems appropriate, including the current composition of the Board, the alignment of the Board members’ skills and experiences with our strategic plan, diversity, experience with succession planning, crisis management, the balance of management and independent directors, public company experience and the need for committee expertise. Before commencing a search for a new director nominee, the Nominating / Corporate Governance Committee confers with the Board regarding the factors it intends to consider in its search.
In identifying potential candidates for Board membership, the Nominating / Corporate Governance Committee considers recommendations from the Board, shareholders and management, as well as proxy access candidates. Any shareholder who wishes to recommend a prospective director nominee to the Board must send written notice to: Chair of the Nominating / Corporate Governance Committee, Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio 43081. The written notice must include the prospective nominee’s name, age, business address, principal occupation, ownership of our Common Shares, information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such prospective nominee as a director, and any other information that is deemed relevant by the recommending shareholder. Shareholder recommendations that comply with these procedures and that meet the factors outlined above will receive the same consideration that the recommendations of the Board and management receive.
Pursuant to its written charter, the Nominating / Corporate Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating / Corporate Governance Committee retained Ellig Group to assist it in connection with the search process that identified Ms. Campos and Ms. Newton, whom the Nominating / Corporate Governance Committee recommended as nominees for election as directors at the Annual Meeting.
Director Vote Standard and Policy
Our Amended Articles of Incorporation impose a majority vote standard in uncontested elections of directors and our Corporate Governance Guidelines contain a majority vote policy applicable to uncontested elections of directors. Article Eighth of our Amended Articles of Incorporation provides that if a quorum is present at the Annual Meeting, a director nominee in an uncontested election will be elected to the Board if the number of votes cast for such nominee’s election exceeds the number of votes cast against and/or withheld from such nominee’s election. The majority vote policy contained in our Corporate Governance Guidelines requires any nominee for director who does not receive more votes cast for such nominee’s election than votes cast against and/or withheld as to his or her election to deliver his or her resignation from the Board to the Nominating / Corporate Governance Committee. Broker non-votes have no effect in determining whether the required affirmative majority vote has been obtained. Withheld votes have the same effect as a vote against a director nominee. Upon its receipt of such resignation, the Nominating / Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or to take other action. The Board will act on the recommendation of the Nominating / Corporate Governance Committee no later than 100 days following the certification of the shareholder vote. The Nominating / Corporate Governance Committee, in making its recommendation, and the Board, in making its decision, will evaluate such resignation in light of the best interests of Big Lots and our shareholders and may consider any factors and other information they deem relevant. We will promptly publicly disclose the Board’s decision in a periodic or current report to the SEC.
Determination of Director Independence
The Board affirmatively determined that Mr. Clarke and all of the directors nominated for election at the Annual Meeting other than Mr. Thorn are independent of Big Lots, its subsidiaries and its management under the standards set forth in the NYSE rules, and no director nominee other than Mr. Thorn has a material relationship with Big Lots, its subsidiaries or its management aside from his or her service as a director.
In determining that Mr. Clarke and each of the director nominees other than Mr. Thorn is independent, the Board considered charitable contributions to not-for-profit organizations of which these director nominees or their immediate family members are executive officers or directors and determined that each of the transactions and relationships it considered was immaterial and did not impair the independence of any of the directors.
In addition, all members of the Board’s standing Audit Committee meet the independence standards required by the Audit Committee’s charter and by the applicable NYSE and SEC rules. All members of the Compensation Committee meet the independence standards required by the Compensation Committee’s charter and NYSE rules.
Related Person Transactions
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Financial Professionals, and human resources policies prohibit (without the consent of the Board or the Nominating / Corporate Governance Committee) directors, officers and employees from engaging in transactions that conflict with our interests or that otherwise usurp corporate opportunities.
Pursuant to our written related person transaction policy, the Nominating / Corporate Governance Committee evaluates “related person transactions.” Consistent with SEC rules, we consider a related person transaction to be any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Big Lots or a subsidiary thereof is, was or will be a participant:
(1)
involving more than $120,000; and

(2)
in which any of our directors, nominees for director, executive officers, holders of more than five percent of our Common Shares or their respective immediate family members had, has or will have a direct or indirect material interest.

Under our policy, our directors, executive officers and other members of management are responsible for bringing all transactions, whether proposed or existing, of which they have knowledge and which they believe may constitute related person transactions to the attention of our General Counsel. If our General Counsel determines that the transaction constitutes a related person transaction, our General Counsel will notify the chair of the Nominating / Corporate Governance Committee. Thereafter, the Nominating / Corporate Governance Committee will review the related person transaction, considering all factors and information it deems relevant, and either approve or disapprove the transaction in light of what the Committee believes to be the best interests of Big Lots and our shareholders. If advance approval is not practicable or if a related person transaction that has not been approved is discovered, the Nominating / Corporate Governance Committee will promptly consider whether to ratify the related person transaction. Where advance approval is not practicable or we discover a related person transaction that has not been approved and the Committee disapproves the transaction, the Committee will, taking into account all of the factors and information it deems relevant (including the rights available to us or other parties under the transaction), determine whether we should amend, rescind or terminate the transaction in light of what it believes to be the best interests of Big Lots and its shareholders.
Examples of factors and information that the Nominating / Corporate Governance Committee may consider in its evaluation of a related person transaction include:
(1)
our reasons for entering into the transaction;

(2)
the terms of the transaction;

(3)
the benefits of the transaction to us;

(4)
the comparability of the transaction to similar transactions with unrelated third parties;

(5)
the materiality of the transaction to each party;

(6)
the nature of the related person’s interest in the transaction;

(7)
the potential impact of the transaction on the status of an independent director; and

(8)
the alternatives to the transaction.

Additionally, each director, nominee for director and executive officer must complete an annual questionnaire that requires written disclosure of any related person transaction. The responses to these questionnaires are reviewed by the Nominating / Corporate Governance Committee and our General Counsel to identify any potential conflicts of interest or potential related person transactions. The son-in-law of Lisa Bachmann, our former Executive Vice President, Chief Merchandising and Operating Officer, is employed by Big Lots as a senior buyer and in fiscal 2020 received compensation greater than $150,000 but less than $200,000.
Oversight of Corporate Strategy
The Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities and potential corporate development opportunities. At the Board and committee meetings and throughout the year, the Board regularly receives information and formal updates from our management and actively engages with the Leadership Team with respect to our corporate strategy, oversight of corporate culture and human capital management. The Board’s independent directors also hold regularly scheduled executive sessions at which strategy is discussed.
Board’s Role in Risk Oversight
The Board and its committees play an important role in overseeing the identification, assessment and mitigation of risks that are material to us. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports. The Board oversees the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed. The Board also oversees the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.
The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, cybersecurity matters, our audit, accounting and financial reporting processes, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs and succession planning. The Nominating / Corporate Governance Committee manages risks associated with corporate governance, related person transactions, succession planning, and business conduct and ethics. The Capital Allocation Planning Committee is responsible for overseeing risks related to our liquidity and allocation of capital. The Public Policy and Environmental Affairs Committee, a management committee that reports to the Nominating / Corporate Governance Committee, oversees management of risks associated with public policy, environmental affairs and social matters that may affect our operations, performance or public image.
Environmental, Social and Governance Practices
Our Public Policy and Environmental Affairs Committee takes a leadership role in shaping the policies and practices of the Company relating to current and emerging public policy, environmental and social trends and issues that may affect the operations, performance or public image of the Company, including, without limitation, corporate social responsibility, climate change and related environmental matters, diversity and philanthropic activities. The Public Policy and Environmental Affairs Committee is comprised of our Chief Legal and Governance Officer, Chief Financial Officer and a senior investor relations representative and reports its activities, findings and recommendations to the Board and management at least annually. The functions of the Public Policy and Environmental Affairs Committee are further described in its charter, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
In addition, the Company recently formed a Diversity, Equity and Inclusion (DEI) Executive Advisory Committee comprised of six senior leaders of the Company to provide guidance and direction for our diversity, equity and inclusion efforts on a Company-wide basis and help remove barriers for underrepresented associates. The Committee solicits ideas from our newly-formed DEI Council, a group of close to 20 associates from all levels and areas of the Company from diverse backgrounds that serve as the voice of all our associates. In 2021, the Company intends to focus on formalizing its DEI strategy to drive our aim of increasing associate diversity through best practices such as proactive recruiting at historically black colleges and universities and establishing more internal business resource groups to help further promote a diverse and inclusive workplace.
In 2021, we also published our inaugural corporate social responsibility report, titled “BIG Cares,” which addresses our environmental, social and governance policies, initiatives and achievements. A copy of the corporate social responsibility report is available on our website (www.biglots.com). Information on our website, including the corporate and social responsibility report, is not incorporated by reference in or otherwise considered a part of this Proxy Statement.
Corporate Governance Guidelines
Our Corporate Governance Guidelines comply with applicable NYSE rules and can be found in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
Code of Business Conduct and Ethics & Code of Ethics for Financial Professionals
We have a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees. We also have a Code of Ethics for Financial Professionals which applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other persons performing similar functions. Both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals are available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. We intend to post amendments to or waivers from any applicable provision (related to elements listed under Item 406(b) of Regulation S-K) of the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals (in each case, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions), if any, in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.

Compensation Committee Interlocks and Insider Participation
During fiscal 2020, Mses. Gottschalk, Jamison and Reardon and Messrs. Berger, Kingsbury and McCormick served on our Compensation Committee. No member of our Compensation Committee serves, or at any time has served, as one of our officers or employees or has, or during fiscal 2020, had a material interest in any related person transaction, as defined in Item 404 of Regulation S-K. None of our executive officers serves or, during fiscal 2020, served as a member of the board of directors or compensation committee of any other company that has or had an executive officer serving as a member of the Board or our Compensation Committee.
Communications with the Board
Shareholders and other parties interested in communicating directly with the Board, with specified individual directors or with the non-employee directors as a group, may do so by choosing one of the following options:
Call:	(866) 834-7325
Write:	Big Lots Board of Directors, 4900 E. Dublin-Granville Road, Columbus, Ohio 43081
Online Message:	http://biglotsbigvoice.com
Under a process approved by the Nominating / Corporate Governance Committee for handling correspondence received by us and addressed to non-employee directors, our General Counsel reviews all such correspondence and forwards to the Board or appropriate members of the Board a summary and/or copies of any such correspondence that deals with the functions of the Board, members or committees thereof or otherwise requires their attention. Directors may at any time review a log of all correspondence received by us and directed to members of the Board and may request copies of any such correspondence. Concerns relating to our accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. Concerns relating to the Board or members of senior management will be referred to the Nominating / Corporate Governance Committee. Parties submitting communications to the Board may choose to do so anonymously or confidentially.

DIRECTOR COMPENSATION
Under the Big Lots, Inc. Non-Employee Director Compensation Package established by the Board, each non-employee director is compensated for Board and committee participation in the form of retainers and fees and a restricted stock unit award.
Retainers and Charitable Contributions
During fiscal 2020, Messrs. Berger, Chambers, Clarke, DiGrande, Goldstein, Kingsbury and McCormick and Mses. Gottschalk, Jamison, Reardon and Schoppert qualified as non-employee directors and, as a result, received compensation for their Board service. Due to our employment of Mr. Thorn in fiscal 2020, he did not qualify as a non-employee director and did not receive compensation for his services as a director. The compensation received by Mr. Thorn as an employee is shown in the Summary Compensation Table included in this Proxy Statement.
We pay our non-employee directors retainers and fees on a quarterly basis. For fiscal 2020, the annual retainers we paid to non-employee directors consisted of: (1) an annual retainer of $85,000 for each non-employee director other than the nonexecutive chair; (2) an annual retainer of $170,000 for the nonexecutive chair; (3) an additional annual retainer of $35,000 for the chair of the Audit Committee; (4) an additional annual retainer of $25,000 for the chair of the Compensation Committee; (5) an additional annual retainer of $20,000 for the chair of the Nominating / Corporate Governance Committee and the chair of the Capital Allocation Planning Committee; (6) an additional annual retainer of $17,500 for each other member of the Audit Committee; (7) an additional annual retainer of $12,500 for each other member of the Compensation Committee; and (8) an additional annual retainer of $10,000 for each other member of the Nominating / Corporate Governance Committee and each other member of the Capital Allocation Planning Committee. Each term during which our non-employee directors serve on the Board, we donate an aggregate annual amount of up to $15,000 to charitable organizations nominated by the non-employee director and make matching charitable donations in an aggregate annual amount of up to $15,000 to charitable organizations to which the non-employee director makes contributions.
Restricted Stock Units
In June 2020, our nonexecutive chair received a restricted stock unit award having a grant date fair value equal to approximately $210,000 (6,074 Common Shares) and our other non-employee directors received a restricted stock unit award having a grant date fair value equal to approximately $145,000 (4,194 Common Shares). The restricted stock unit awards were made under the terms of the Big Lots 2020 Long-Term Incentive Plan (“2020 LTIP”) and will be settled in our Common Shares on the earlier to occur of (1) the trading day immediately preceding the Annual Meeting or (2) the non-employee director’s death or disability (as defined in the 2020 LTIP). The non-employee director will forfeit the restricted stock units if the non-employee director ceases to serve on the Board before either settlement event occurs. Our non-employee directors may defer all or any portion of their restricted stock unit award until the earlier to occur of (1) the date specified by the non-employee director, (2) the non-employee director’s death or disability or (3) the date the non-employee director ceases to serve as a member of the Board. The non-employee directors must make any deferral election on or before December 31 of the year preceding the grant of the restricted stock unit award (e.g., December 31, 2019 for awards granted in 2020) or, in the case of a newly elected director, within thirty days of the date they become eligible to participate in the 2020 LTIP.

Director Compensation Table for Fiscal 2020
The following table summarizes the total compensation for fiscal 2020 for each of our non-employee directors.
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($)(3) (g)	Total ($) (h)
Mr. Berger(4)	53,750	0	—	—	—	—	53,750
Mr. Chambers	170,000	209,978	—	—	—	—	379,978
Mr. Clarke	88,830	144,987	—	—	—	18,500	252,317
Mr. DiGrande	112,500	144,987	—	—	—	30,000	287,487
Mr. Goldstein(5)	67,050	144,987	—	—	—	—	212,037
Ms. Gottschalk	132,500	144,987	—	—	—	17,000	294,487
Ms. Jamison	127,210	144,987	—	—	—	—	272,197
Mr. Kingsbury	97,290	144,987	—	—	—	30,000	272,277
Mr. McCormick	115,000	144,987	—	—	—	—	259,987
Ms. Reardon	120,000	144,987	—	—	—	10,000	274,987
Ms. Schoppert	129,420	144,987	—	—	—	15,825	290,232

(1)
Amounts in this column reflect the aggregate grant date fair value of the restricted stock unit awards granted to the non-employee directors in fiscal 2020 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The full grant date fair value of the fiscal 2020 restricted stock unit award granted to our nonexecutive chair and each non-employee director was based on individual awards of 6,074 and 4,194 Common Shares, respectively, at a per Common Share value of $34.57 on the grant date. In accordance with ASC 718 and the 2020 LTIP, the per Common Share grant date value is the closing price of our Common Shares on the NYSE on the grant date.

(2)
As of January 30, 2021, Mr. Chambers held 6,074 restricted stock units and Mses. Gottschalk, Jamison, Reardon and Schoppert and Messrs. Clarke, DiGrande, Kingsbury and McCormick held 4,194 restricted stock units.

(3)
Amounts in this column reflect both matching contributions and payments made by us during fiscal 2020 to charitable organizations nominated by the specified directors.

(4)
Mr. Berger retired as a member of the Board on June 10, 2020 and, as a result, did not receive a restricted stock unit award in fiscal 2020.

(5)
Mr. Goldstein resigned from the Board on October 1, 2020 and, as a result, forfeited his restricted stock unit award for fiscal 2020.

STOCK OWNERSHIP
Ownership of Our Common Shares by Certain Beneficial Owners and Management
The following table sets forth certain information with regard to the beneficial ownership of our Common Shares by each holder of more than five percent of our Common Shares, each director, each director nominee, each of the current and former executive officers named in the Summary Compensation Table, and all executive officers, directors and director nominees as a group. The assessment of holders of more than five percent of our Common Shares is based on a review of and reliance upon their respective filings with the SEC. Except as otherwise indicated, all information is as of March 31, 2021.
Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Outstanding Common Shares
Sandra Campos	0	*
Lisa M. Bachmann	12,175	*
James R. Chambers	35,345	*
Andrew C. Clarke	4,194	*
Sebastian J. DiGrande	12,678	*
Marla C. Gottschalk	21,898	*
Cynthia T. Jamison	20,048	*
Thomas A. Kingsbury	4,194	*
Christopher J. McCormick	12,678	*
Kimberley A. Newton	0	*
Jack Pestello	0	*
Jonathan E. Ramsden	59,879	*
Nancy A. Reardon	20,048	*
Ronald A. Robins, Jr.	66,716	*
Michael A. Schlonsky	93,639	*
Wendy L. Schoppert	12,794	*
Bruce K. Thorn	208,256	*
BlackRock, Inc.(3)	5,856,857	16.7%
The Vanguard Group, Inc.(4)	5,049,502	14.4%
FMR LLC(5)	2,515,247	7.2%
Dimensional Fund Advisors LP(6)	2,194,946	6.3%
LSV Asset Management(7)	2,128,298	6.1%
All directors, nominees and executive officers as a group (20 persons)	691,932	1.9%

*
Represents less than 1.0% of the outstanding Common Shares.

(1)
Unless otherwise indicated, the address for each director and officer is c/o Big Lots, Inc., 4900 E. Dublin-Granville Road, Columbus, Ohio, 43081.

(2)
Each person named in the table has sole voting power and sole dispositive power with respect to all Common Shares shown as beneficially owned by such person, except as otherwise stated in the footnotes to this table. The amounts set forth in the table include Common Shares that may be acquired within 60 days of March 31, 2021 through the vesting of restricted stock unit awards as follows: Ms. Bachmann: 12,175; Mr. Chambers: 6,074; Mr. Clarke: 4,194, Mr. DiGrande: 4,194; Ms. Gottschalk, 4,194; Ms. Jamison: 4,194; Mr. Kingsbury: 4,194; Mr. McCormick: 4,194; Mr. Ramsden: 55,183; Ms. Reardon: 4,194; Mr. Robins: 39,415; Mr. Schlonsky: 40,487; Ms. Schoppert: 4,194; and Mr. Thorn: 154,161.

(3)
In its Schedule 13G filed on January 25, 2021, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2020, had sole voting power over 5,753,095 of the shares and sole dispositive power over 5,856,867 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(4)
In its Schedule 13G/A filed on February 10, 2021, The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2020, had sole dispositive power over 4,972,222 of the shares, had shared dispositive power over 77,280 of the shares, had shared voting power over 43,760 of the shares and had no sole voting power over any of the reported shares.

(5)
In its Schedule 13G filed on February 8, 2021, FMR LLC and Abigail P. Johnson (a director and Chairman and Chief Executive Officer of FMR LLC), 245 Summer Street, Boston, Massachusetts 02210, stated that they beneficially owned the number of Common Shares reported in the table as of December 31, 2020, had sole voting power over 692,833 of the shares and sole dispositive power over 2,515,247 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(6)
In its Schedule 13G/A filed on February 12, 2021, Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2020, had sole voting power over 2,112,745 of the shares and sole dispositive power over 2,194,946 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

(7)
In its Schedule 13G filed on February 11, 2021, LSV Asset Management, 155 North Wacker Drive, Suite 4600, Chicago, IL 60606, stated that it beneficially owned the number of Common Shares reported in the table as of December 31, 2020, had sole voting power over 1,315,348 of the shares and sole dispositive power over 2,128,298 of the shares, and had no shared voting power or shared dispositive power over any of the reported shares.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis, or CD&A, describes the compensation program for our named executive officers for fiscal 2020, who are listed below:
Bruce K. Thorn President and Chief Executive Officer	Jonathan E. Ramsden Executive Vice President, Chief Financial and Administrative Officer
Michael A. Schlonsky Executive Vice President, Chief Human Resources Officer	Ronald A. Robins, Jr. Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary
Jack Pestello* Executive Vice President, Chief Merchandising Officer	Lisa M. Bachmann** Former Executive Vice President, Chief Merchandising and Operating Officer

(*)
Mr. Pestello was appointed as our Executive Vice President, Chief Merchandising Officer effective July 27, 2020.

(**)
Ms. Bachmann’s employment as our Executive Vice President, Chief Merchandising and Operating Officer ended on September 4, 2020.

EXECUTIVE SUMMARY
Company Performance in Fiscal 2020 and Impact of COVID-19
Fiscal 2020 presented unprecedented challenges as a result of the COVID-19 pandemic, which has disrupted and may continue to disrupt our business. In addition to addressing the challenges presented by COVID-19, we also continued to implement our transformative restructuring strategy that we call Operation North Star.
As an essential retailer, Big Lots has been at the forefront of adapting to these unprecedented times. With the health and safety of our customers and employees as our number one priority, we created a task force dedicated to responding to COVID-19. As the situation and research rapidly developed, we responded quickly to implement effective safety protocols in our stores and throughout the Company. Through our agility and innovation, we continued to safely deliver essential products to our communities throughout the pandemic. We have always been dedicated to the health and safety of our associates. Now more than ever, we are focusing on our associates’ total well-being through the pandemic.
In addition to increased health and safety protocols, we came together to provide financial support for our associates that have been particularly impacted by COVID-19. We are particularly thankful to our store and distribution center associates, whose dedication through the most uncertain times of the pandemic enabled us to maintain operations and continue serving our customers. In recognition of this, we provided a temporary $2 hourly increase to hourly store and distribution center associates. In addition, we provided an across-the-board 30% associate discount from March through September 2020 and, later in the year, provided a 40% associate discount on December 23 and December 24, 2020. In addition, to help fund the Company’s Employee Assistance Fund to provide aid to Big Lots associates affected by COVID-19, each member of the Company’s senior management, including each of our named executive officers, voluntarily relinquished 10% of their base salary in each pay period in April, May, and June. The aggregate amount of the corresponding contribution to the Employee Assistance Fund was approximately $190,000.
While the impact of the COVID-19 pandemic on our business and liquidity was uncertain early in our fiscal year, government stimulus payments, the emergence of a “nesting” trend among consumers and our status as an essential retailer, had a significantly positive impact on our sales for the full year. These impacts complemented and augmented benefits from our Operation North Star strategies launched or expanded during 2020. As a result  of all of these factors, fiscal 2020 was a record year on both the top and bottom lines. Despite the challenges presented by COVID-19 in fiscal 2020, we also returned approximately $220 million to our shareholders through share repurchases and dividends in fiscal 2020. The following charts set forth our (1) net sales, (2) net income, (3) adjusted net income, (4) diluted earnings per common share, (5) adjusted diluted earnings per common share, (6) increase in comparable sales for stores open at least fifteen months plus our e-commerce operations, and (7) return on invested capital for fiscal 2018, fiscal 2019 and fiscal 2020 (reconciliations of adjusted net income and adjusted diluted earnings per common share (each a non-GAAP financial measure) to net income and diluted earnings per share (the most directly comparable GAAP financial measures), respectively, are attached to this Proxy Statement on Appendix A).

The following table sets forth the one-, two- and three-year median annualized total shareholder return of our peer group, the S&P 500, the S&P 500 Retailing Index and the Company.
	Median Annualized TSR
Comparator Group	1 Year (2/1/2020 – 1/31/2021)	2 Year (2/1/2019 – 1/31/2021)	3 Year (2/1/2018 – 1/31/2021)
Peer Group	54.4%	7.1%	8.7%
Big Lots Percent Rank vs. Peer Group	87%	79%	40%
S&P 500	11.0%	12.9%	8.4%
Big Lots Percent Rank vs. S&P 500	99%	92%	37%
S&P 500 Retailing	21.5%	25.6%	15.4%
Big Lots Percent Rank vs. S&P 500 Retailing	96%	87%	22%
Big Lots, Inc.	131.6%	44.5%	4.2%
Key Executive Compensation Actions in Fiscal 2020
•
Base Salaries for Named Executive Officers.   In light of the uncertainty surrounding the COVID-19 pandemic, the Committee did not approve any merit increases in fiscal 2020 to the base salaries of the named executive officers, marking the second consecutive year with no merit-based base salary increases for our named executive officers. In addition, to help fund the Company’s Employee Assistance Fund in order to provide aid to Big Lots associates affected by COVID-19, each member of the Company’s senior management, including each of our named executive officers, voluntarily relinquished 10% of their base salary in each pay period in April, May, and June. Mr. Pestello joined the Company in July 2020, and his base salary was established in connection with his hiring.

•
Impact of COVID-19 on Annual Cash Incentive Awards.   In light of the uncertainty surrounding the COVID-19 pandemic, the Committee bifurcated the annual cash incentive award for fiscal 2020 into a (1) a discretionary award based on effective management and leadership through the crisis, including goals related to health and safety, business continuity, cash and liquidity management, and internal and external communication, during the first half of fiscal 2020 and (2) an objective corporate performance-based award based on our adjusted operating profit and comparable sales in fiscal 2020. Each executive’s total annual cash incentive award for fiscal 2020 was weighted 40% for the discretionary award and 60% for the corporate performance-based award.

•
Impact of COVID-19 on Long-Term Equity Incentive Awards.   The long-term equity incentive awards granted to our named executive officers in fiscal 2020 consisted of performance restricted stock unit awards (“PRSUs”) (50% weighting) and restricted stock units (“RSUs”) (50% weighting). The Committee determined the number of PRSUs and RSUs awarded to our named executive officers in fiscal 2020 by applying a 20 percent premium to the closing price of our Common Shares on the grant date in an effort to impose appropriate limits on the potential dilution of our Common Shares and to acknowledge the decline in the market price of our Common Shares following the onset of the COVID-19 pandemic. As a result, the grant values were approximately 20% lower than the grant values for 2019. The Committee granted PRSUs in lieu of the performance share units (“PSUs”) that it has granted in recent fiscal years due to the uncertainty related to the COVID-19 pandemic and resulting challenges in establishing performance goals. The PRSUs were subject to vesting in one-third tranches based upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00, which represented premiums of approximately 7%, 33%, and 58%, respectively, above the closing price of our Common Shares on the grant date. No shares are eligible to vest prior to the first anniversary of the grant date and any vested shares must be held through the third anniversary of the grant date.

•
Payouts on Annual Cash Incentive Awards.   Based on the Committee’s assessment of various actions taken and results achieved by management in the areas of cash and liquidity management and crisis leadership during the first half of fiscal 2020, each of our named executive officers earned a maximum payout under the discretionary annual incentive award for fiscal 2020. Based on the

Company’s adjusted operating profit and comparable sales for fiscal 2020, each of our named executive officers also earned a maximum payout under the objective corporate performance-based annual incentive awards.
•
Vesting of Long-Term Equity Incentive Awards.   Based on the Company’s adjusted earnings per share — diluted (“EPS”) and adjusted return on invested capital (“ROIC”) over the past three years, the PSUs we granted in fiscal 2018 vested at 145.9% of the target performance level. Based on the sustained appreciation of the market price of our Common Shares in fiscal 2020, all of the PRSUs we granted in fiscal 2020 fully vested in April 2021 on the first anniversary of the grant date, although the underlying Common Shares may not be sold until the third anniversary of the grant date. Based on the Company’s operating profit in fiscal 2020, one-third of the RSUs we granted in fiscal 2020 vested and the remaining two-thirds will vest ratably over the next two years.

Key Executive Compensation Actions in Fiscal 2021
•
Although the COVID-19 pandemic is not over and the potential effect of the pandemic on the Company’s business remained somewhat unclear at the time of the Committee’s annual evaluation of the executive compensation program in March 2021, the Committee determined to return to a more customary mix of merit increases, annual cash incentive awards based entirely on annual Company financial goals, and long-term equity incentive awards consisting of PSUs (weighted 60%) and RSUs (weighted 40%) for the named executive officers in fiscal 2021.

Executive Compensation Program Objectives and Components
Compensation Objectives
Our executive compensation program is designed to:
•
Pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value;

•
Align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and

•
Attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group.

Compensation Components
The following table summarizes the primary components of our executive compensation program and the primary purposes each component serves in furthering the objectives of our executive compensation program:
Component	Characteristics	Primary Purposes
Base Salary	Annual fixed cash compensation
Attract and retain talented executives through an annual salary that reflects the executive’s performance, experience and scope of responsibilities.
Mitigate pressure to take unnecessary or excessive risks or unduly focus on the price of our Common Shares.

Annual Cash Incentive Awards	Annual variable performance-based cash compensation	Motivate executives to achieve performance objectives that directly relate to our annual operating and strategic goals.
Long-Term Equity Incentive Awards	Long-term variable equity awards granted annually as a combination of performance based awards (PSUs or PRSUs) and RSUs
Align the interests of our executives with the interests of our shareholders.
Motivate executives to achieve multi-year financial and strategic goals and create long-term shareholder value.
Retain talented executives for the long-term.

Pay-for Performance
Pay-for-performance is the fundamental objective of our executive compensation philosophy. As a result, the Committee believes that a majority of each named executive officer’s total compensation should be at risk or variable based on our performance and/or stock price (i.e., performance-based). The following graphs show the percentage of the total compensation awarded to Mr. Thorn and our other named executive officers (who we employed at the end of fiscal 2020) for fiscal 2020 that was performance-based as disclosed in the Summary Compensation Table.

2020 COMPENSATION AWARDED

MR. THORN
83%
Performance-Linked
Incentive Compensation
17%
36%
47%
OTHER NEOS
74%
Performance-Linked
Incentive Compensation
26%
27%
47%
Salary and Other Compensation
Performance Share Units Award & Restricted Stock Units Award
Annual Bonus Incentive Award

Executive Compensation and Governance Practices and Policies
The following table sets forth executive compensation and governance practices and policies we have implemented to advance the objectives of our executive compensation program and to align our practices and policies with industry-leading standards.
Practice	Big Lots Policy
Pay-for-Performance Philosophy	✓	A majority of the total target compensation opportunity of each of our named executive officers is at risk or variable based on our performance and/or stock price.
Stock Ownership Requirements	✓	All of our executive officers and outside directors are subject to stock ownership requirements.
Clawback Policy	✓	All of our executive officers are subject to a compensation clawback policy.
Independent Compensation Consultant	✓	The Committee engages an independent compensation consultant that reviews and advises the Committee on executive compensation. The consultant performs services solely for the Committee.
Independent Board Chair	✓	We maintain separate CEO and Chairman of the Board positions.
Anti-Hedging and Pledging Policy	✓	We do not allow our directors or Leadership Team members to enter into any hedging or pledging transactions relating to our Common Shares.
Excise Tax Gross-Ups	✓	We do not pay excise tax gross-ups under our severance agreements in the event of a change in control.

Practice	Big Lots Policy
Dividends on Unearned Awards	✓	We do not pay dividends on unearned performance awards.
“Double-Trigger” Requirements	✓	The 2020 LTIP and our severance agreements only provide certain cash payments and other benefits upon a change in control if the participant is terminated in connection with the change in control.
2020 Say-on-Pay Advisory Vote and Shareholder Engagement
At our 2020 annual meeting of shareholders, our shareholders approved the compensation of our named executive officers with approximately 98.5% of votes cast in favor of our say-on-pay resolution. The Committee considers this vote a positive endorsement of our executive compensation program. Our shareholders’ support of our 2020 say-on-pay resolution and discussions with our shareholders before our 2020 annual meeting contributed to the Committee’s decision to not make significant changes to our current executive compensation program, other than in connection with addressing the uncertainty as a result of the COVID-19 pandemic.
EXECUTIVE COMPENSATION PROCESS
Roles in Executive Compensation Process
The principal roles of the Committee, our outside directors, our CEO and members of management in our executive compensation process are as follows:
Responsible Party	Role
Compensation Committee
Lead the process for establishing our annual executive compensation program and approve or recommend that the Board approve compensation actions.
Consult with management and the Committee’s compensation consultant regarding employee benefit and compensation programs, plans and awards.

All Outside Directors	Conduct comprehensive evaluation of CEO performance. Approve annual executive compensation program and finalize compensation awards for the members of our Leadership Team.
CEO	Provide the Committee and other outside directors with an annual performance evaluation and compensation recommendation for each of the other members of our Leadership Team in the first quarter of each fiscal year based on the CEO’s direct knowledge of their respective performance and contributions.
Management
Make recommendations to the Committee and our CEO regarding the design and administration of our employee benefit and compensation programs, plans and awards in accordance with the Committee’s charter and the terms of our compensation plans.
Advise the Committee and our CEO regarding the competitiveness of existing and proposed compensation programs and the impact of accounting rules, laws and regulations on existing and proposed compensation programs.

Fiscal 2020 Executive Compensation Process
The Committee maintains an annual calendar for reviewing and approving the compensation elements described above for our named executive officers. The table below summarizes the timing of key actions for establishing our executive compensation program for fiscal 2020.
Committee Meeting Date	Key Actions for Establishing Fiscal 2020 Compensation
March 3, 2020 (Regular Meeting)
•
Reviewed structure and goals for annual cash incentive awards and long-term equity incentive awards and deferred approval of the awards to a subsequent meeting.

•
Reviewed and approved the 2020 LTIP for approval by shareholders at the 2020 annual meeting.

•
Reviewed goals for the 2018 and 2019 PSUs based 50% each on EPS and ROIC and deferred approval of the goals to a subsequent meeting.

•
Reviewed base salary, target annual cash incentive levels, and long-term equity incentive award levels for fiscal 2020 for the CEO and Leadership Team (including the named executive officers) and determined that no increases would be made to any of the compensation elements for the CEO or Leadership Team.

March 31, 2020 (Special Meeting)
•
Reviewed a market update of observed and anticipated COVID-19 impacts to compensation programs provided by the Committee’s compensation consultant.

•
Bifurcated the fiscal 2020 plan year for annual cash incentive compensation purposes and established the discretionary bonus based on effective management and leadership through the crisis, including goals related to health and safety, business continuity, cash and liquidity management, and internal and external communication, during the first half of fiscal 2020.

•
Deferred establishment of the corporate performance-based award until August 2020 to be based on our adjusted operating profit and comparable sales in fiscal 2020.

•
Reviewed potential alternatives to the typical grant of 60% PSUs and 40% RSUs and deferred approval to a subsequent meeting.

April 3, 2020 (Special Meeting)
•
Approved a structure for awarding fiscal 2020 long-term equity incentive awards, consisting of PRSUs (50% weighting) and RSUs (50% weighting) for the CEO and Leadership Team, including performance goals and vesting terms.

•
Approved the grant of awards under the approved structure above by applying a 20% premium to the grant date share price used to convert the grant value to the number of units granted.

July 24, 2020 (Special Meeting)	• Reviewed an update on the Company’s financial performance and management’s progress on goals under the discretionary cash incentive award.

Committee Meeting Date	Key Actions for Establishing Fiscal 2020 Compensation
August 26, 2020 (Regular Meeting)
•
Reevaluated the weighting of the discretionary and objective annual cash incentive award opportunities for fiscal 2020 and approved an increase to the weight of the discretionary award from 20% to 40% and a reduction to the weight of the objective award from 80% to 60%.

•
Reviewed management’s performance against goals under the discretionary annual cash incentive awards and approved a payout at maximum.

•
Established criteria for the objective annual cash incentive award opportunity based 80% on an operating income target and 20% on a comparable sales target.

•
Established 2020 plan year goals for the 2018 and 2019 PSUs, based 50% each on EPS and ROIC.

Performance Evaluation Process
The Committee and our outside directors generally consider the following objective and subjective factors when evaluating the performance of the members of our Leadership Team:
• long-term strategic goals	• short-term business goals	• profit and revenue goals
• expense goals	• operating margin improvement	• earnings per share growth
• capital efficiency metrics	• fostering teamwork and other corporate values	• optimization of organizational effectiveness and productivity
• leadership and the development of talent	• the performance of our competitors	• comparable store and ecommerce sales growth of the Company compared to the industry
• specific business challenges and general economic and market conditions
The Committee and the other outside directors do not assign any of these performance factors a specific weight and may consider different factors for each executive.
Independent Compensation Consultant
The Committee has the authority, in its sole discretion, to retain compensation consultants. In establishing executive compensation for fiscal 2020, the Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant based on its independence, expertise and past service to the Committee. Meridian provided research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. Meridian kept the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the named executive officers. Representatives of Meridian attended meetings of the Compensation Committee.
Peer Compensation Data
During the course of establishing our fiscal 2020 executive compensation program, the Committee reviewed compensation data for a group of retailers similar to us with whom we believe we compete for talent (the “Retailer Peer Group”). In selecting the Retailer Peer Group, the Committee considered revenue, gross profit margin, geographic location, market capitalization and number of stores. The companies included in the Retailer Peer Group for fiscal 2020 compensation decisions were:

• Abercrombie & Fitch	• Burlington Stores	• L Brands
• Advance Auto Parts	• Dick’s Sporting Goods	• RH
• American Eagle Outfitters	• DSW	• Tractor Supply
• Ascena Retail Group	• Express	• Urban Outfitters
• Bed Bath & Beyond	• Foot Locker	• Williams — Sonoma
As a secondary reference, the Committee also reviewed executive compensation data regarding a broader group of retail companies included in a compensation survey provided by Equilar. We believe it is important to consult both sets of information because the compensation survey for the broader group includes compensation information on more executives and provides a more extensive basis on which to compare the compensation of the Leadership Team members, particularly those Leadership Team members whose responsibilities, experience and other characteristics are not directly comparable to the executives included in the publicly-available reports of the Retailer Peer Group.
The Committee and our human resources department reviewed each Leadership Team member’s responsibilities and compared, where possible, the total direct compensation (which includes salary, annual incentive award at target and equity awards) levels for our Leadership Team members to the total direct compensation of similarly situated executives within the peer groups.
As discussed in this CD&A, we determine compensation subjectively based on numerous factors. We do not benchmark or target our compensation at any particular level in relation to the compensation of the peer groups. Rather, the peer group data provides a point of reference and market check.
COMPONENTS OF OUR 2020 EXECUTIVE COMPENSATION PROGRAM
Base Salary
The Committee annually reviews and establishes the base salary for each named executive officer. The Committee determines adjustments to the base salaries of our named executive officers based on each executive’s performance, experience, scope of responsibilities and base salary in comparison to our other employees and similarly positioned executives in our Retailer Peer Group and the anticipated future contributions of the executive. For fiscal 2020, the Committee approved the following salaries for the named executive officers, which were unchanged from fiscal 2019, except in the case of Mr. Pestello, who joined the Company in July 2020. To help fund the Company’s Employee Assistance Fund to provide aid to Big Lots associates affected by COVID-19, each member of the Company’s senior management, including each of the named executive officers, voluntarily relinquished 10% of their base salary in each pay period in April, May, and June.
Name	Fiscal 2020 Established Salary ($)	Fiscal 2020 Relinquished Salary ($)	Fiscal 2020 Paid Salary ($)
Mr. Thorn	$1,100,000	$27,500	$1,072,500
Mr. Ramsden	$700,000	$17,500	$682,500
Mr. Schlonsky	$513,600	$12,840	$500,760
Mr. Robins	$500,000	$12,500	$487,500
Mr. Pestello*	$320,000	$0	$320,000
Ms. Bachmann**	$484,169	$19,669	$464,500

(*)
Mr. Pestello was appointed as our Executive Vice President, Chief Merchandising Officer effective July 27, 2020.

(**)
Ms. Bachmann’s employment as our Executive Vice President, Chief Merchandising and Operating Officer ended on September 4, 2020.

Annual Cash Incentive Awards
Each of our named executive officers participates in our annual cash incentive award program. Historically, the amount of the annual cash incentive award earned by each named executive officer has been based entirely on our annual corporate performance. As a result of the lack of business visibility resulting from the COVID-19 pandemic and our related inability to establish realistic performance goals until the second half of the year, the Committee, with input from the other outside directors, restructured our annual cash incentive award program by bifurcating the award for fiscal 2020 into (1) a discretionary award based on effective management and leadership through the crisis, including goals related to health and safety, business continuity, cash and liquidity management, and internal and external communication, during the first half of fiscal 2020 and (2) an objective corporate performance-based award similar to the annual cash incentive awards we have granted to our executives in recent fiscal years based on our adjusted operating profit and comparable sales in fiscal 2020. In March 2020, the Committee and the other outside directors weighted each executive’s total annual cash incentive award 20% for the discretionary award and 80% for the corporate performance-based award. In August 2020, the Committee and the other outside directors revised the weighting of each executive’s total annual cash incentive award to 40% for the discretionary award and 60% for the corporate performance-based award due to our strong performance during the first half of fiscal 2020.
With respect to both awards under our annual cash incentive award program for fiscal 2020, the Committee (1) selected performance measures and criteria, (2) established threshold, target and maximum performance goals for each performance measure and criterion and (3) established for each named executive officer a percentage of base salary that is earned at the threshold, target and maximum performance levels (with linear interpolation between the specified payout percentages). No annual cash incentive award is earned if we do not meet the applicable threshold performance goal. See the “Bonus and Equity Plans” discussion following the Summary Compensation Table for more information regarding our annual cash incentive awards.
Fiscal 2020 Discretionary Annual Cash Incentive Award
In March 2020, the Committee and the other outside directors selected health and safety, business continuity, cash and liquidity management, and internal and external communication as the performance criteria for the discretionary annual incentive award. In July 2020, the Compensation Committee evaluated the extent to which management satisfied each performance criteria using a scale of fail, underperform, meets and exceeds, which would result in the executive earning an award below threshold, at threshold, at target and at maximum, respectively. In August 2020, the Compensation Committee determined, based on various actions taken and results achieved by management during the first half of fiscal 2020, that management’s performance achieved an exceeds rating for the discretionary annual incentive award and, as a result, each of our named executive officers earned a maximum payout under the discretionary annual incentive award for fiscal 2020. The Compensation Committee and the other outside directors also authorized the payment of the discretionary annual incentive award to our named executive officers promptly after their approval of the award in August 2020.
The following table sets forth for fiscal 2020 the payout percentage under the discretionary annual incentive award established for each named executive officer for each performance level (the lower payout percentages applicable to the award for Mr. Pestello are attributable to his partial year of service):
	Payout Percentage (% of salary)
Fiscal 2020 Performance Levels	Mr. Thorn	Mr. Ramsden	Mr. Schlonsky	Mr. Robins	Mr. Pestello	Ms. Bachmann
Below Threshold	0	0	0	0	0	0
Threshold	25%	12%	12%	12%	0.4%	12%
Target	50%	24%	24%	24%	0.8%	24%
Maximum	100%	48%	48%	48%	1.6%	48%

The following table sets forth the payout percentage achieved and the discretionary annual incentive award earned by each named executive officer for fiscal 2020 (the awards earned by Mr. Pestello and Ms. Bachmann were prorated based on their period of service):
Name	Payout Percentage (% of salary)	Annual Cash Incentive Award ($)
Mr. Thorn	100%	$1,100,000
Mr. Ramsden	48%	$336,000
Mr. Schlonsky	48%	$246,528
Mr. Robins	48%	$240,000
Mr. Pestello	1.6%	$10,127
Ms. Bachmann	28.5%	$224,101
Fiscal 2020 Objective Corporate Performance-Based Annual Cash Incentive Award
In March 2020, the Committee deferred establishing criteria for the objective corporate performance-based incentive award until the second half of the fiscal year when there would be greater visibility to a financial forecast after the COVID-19 pandemic. In August 2020, the Committee selected adjusted operating profit (weighted 80%) and comparable sales (weighted 20%) as the performance measures for the objective annual incentive award for fiscal 2020. The Committee selected adjusted operating profit as the primary performance measure because they believe it represents a key indicator of the strength of our operating results and financial condition and incentivizes the participants in our annual cash incentive award program to achieve strong earnings growth. The Committee selected comparable sales as the other performance measure because continued comparable sales growth was a key component of the Company’s growth strategy under Operation North Star.
The Compensation Committee established the performance goals for the adjusted operating profit and comparable sales performance measures in August 2020 based on management’s projected results for fiscal 2020 and the second half of fiscal 2020 and the potential challenges to our business in the second half of fiscal 2020 relating to sales pulled forward into the first half of fiscal 2020 as a result of stimulus payments, potential inventory constraints and holiday season shopping disruptions, as well as the continued additional unknown impacts of the COVID-19 pandemic. The Compensation Committee set the threshold, target and maximum adjusted operating profit performance goals for fiscal 2020 at a level that would require us to increase our adjusted operating profit in fiscal 2020 by 3.5%, 8.1% and 72%, respectively, compared to fiscal 2019. The threshold, target and maximum comparable sales performance goals established by the Compensation Committee for fiscal 2020 would require us to increase our comparable sales by 9.9%, 11.6% and 13.4%, respectively, compared to fiscal 2019.
The following table sets forth for fiscal 2020 the adjusted operating income performance goal established for each performance level and the payout percentage established for each named executive officer for each performance level (the lower payout percentages applicable to the award for Mr. Pestello are attributable to his partial year of service):
	Payout Percentage (% of salary)
Fiscal 2020 Performance Levels	Performance Goal ($)	Mr. Thorn	Mr. Ramsden	Mr. Schlonsky	Mr. Robins	Mr. Pestello	Ms. Bachmann
Below Threshold	0-$215,000,000	0	0	0	0	0	0
Threshold	$215,000,000	30%	14.4%	14.4%	14.4%	12.1%	14.4%
Target	$225,000,000	60%	28.8%	28.8%	28.8%	24.2%	28.8%
Maximum	$357,000,000	120%	57.6%	57.6%	57.6%	48.4%	57.6%

The following table sets forth for fiscal 2020 the comparable sales performance goal established for each performance level and the payout percentage established for each named executive officer for each performance level (the lower payout percentages applicable to the award for Mr. Pestello are attributable to his partial year of service):
	Payout Percentage (% of salary)
Fiscal 2020 Performance Levels	Performance Goal (%)	Mr. Thorn	Mr. Ramsden	Mr. Schlonsky	Mr. Robins	Mr. Pestello	Ms. Bachmann
Below Threshold	0-9.9%	0	0	0	0	0	0
Threshold	9.9%	7.5%	3.6%	3.6%	3.6%	3%	3.6%
Target	11.6%	15%	7.2%	7.2%	7.2%	6%	7.2%
Maximum	13.4%	30%	14.4%	14.4%	14.4%	12%	14.4%
To calculate the amount of the objective performance-based annual incentive award for fiscal 2020 earned under the 2019 Bonus Plan, if any, we first calculate the applicable financial measure for purposes of our financial statements. We then adjust the measure to eliminate the effect of selective events, transactions or accrual items. The Committee approves such adjustments at the same time it establishes the corporate performance goals and annual incentive award payout percentages applicable to the award. These adjustments may increase or decrease the corporate performance amount achieved. Consistent with prior years, the Committee exercised negative discretion to reduce the corporate performance amount achieved with respect to the objective performance-based incentive awards to exclude certain accrual items, such as the gain on the sale-leaseback of the Company’s four owned distribution centers in June 2020, which would have otherwise increased such amount. The Committee decided to exclude these accrual items principally because they were either anticipated as part of the corporate operating plan for fiscal 2020 upon which the financial measure and corporate performance goals were established or because of their potential outsized effect on operating income, and not because of any corporate or individual performance factors. Notwithstanding the exercise of such negative discretion, the Company achieved maximum payout against the objective performance-based incentive award for fiscal 2020 as a result of the Company’s achievement of adjusted operating profit and comparable sales of $410.8 million and 16.1%, respectively, for fiscal 2020.
The following table sets forth the payout percentage achieved and the objective corporate performance-based incentive award earned by each named executive officer for fiscal 2020 (the awards earned by Mr. Pestello and Ms. Bachmann were prorated based on their period of service):
Name	Payout Percentage (% of salary)	Annual Cash Incentive Award ($)
Mr. Thorn	150%	$1,650,000
Mr. Ramsden	72%	$504,000
Mr. Schlonsky	72%	$369,792
Mr. Robins	72%	$360,000
Mr. Pestello	60%	$386,532
Ms. Bachmann	43%	$336,152
Long-Term Equity Incentive Compensation
The Committee awarded PRSUs and RSUs to each of our named executive officers in April 2020. Each named executive officer received 50% of their equity awards in the form of PRSUs and 50% in the form of RSUs, instead of 60% in the form of PSUs and 40% in the form of RSUs that we awarded to our named executive officers in recent fiscal years prior to fiscal 2020. All of these awards were granted utilizing a 20% premium to the grant date share price so that each award was granted at a value of approximately 80% of the typical annual long-term equity incentive compensation awards to the named executive officers. The Committee determined the value of the equity awards granted to our named executive officers, and the allocation of the equity awards between PRSUs and RSUs, based on:

•
the uncertainty of the impacts of the COVID-19 pandemic on our performance and the short-term and long-term market price of our Common Shares;

•
the lack of business visibility resulting from the COVID-19 pandemic and our related inability to establish realistic performance goals until the second half of the year for the performance measures that have applied to the PSUs granted in previous fiscal years;

•
management’s estimate of the number of Common Shares underlying the equity awards to be granted during fiscal 2020;

•
comparative compensation data;

•
individual performance;

•
the executive’s level of responsibility;

•
the potential impact that the executive could have on our operations and financial condition;

•
the market price of our Common Shares; and

•
the recommendations for the value of the equity awards granted to the other named executive officers.

The Committee did not utilize a particular formula in making these determinations, although individual performance and the executive’s role and responsibility were the most significant factors in determining the value of the equity awards granted to our named executive officers in fiscal 2020. See “Performance Evaluation Process” above for more information regarding how we evaluate performance.
PRSUs and RSUs are settled in our Common Shares. Any PRSUs or RSUs that do not vest will be forfeited. The PRSUs and RSUs do not have voting rights. PRSUs and RSUs include a dividend-equivalent right, which represents the right to receive the equivalent of any cash dividends payable with respect to our Common Shares underlying the awards. Any cash dividends will accrue without interest and will vest and be paid only at the time the corresponding PRSUs or RSUs vest. Any accrued cash dividends relating to PRSUs or RSUs that do not vest will be forfeited.
Fiscal 2020 PRSU Awards
In connection with its equity award process for fiscal 2020, the Committee decided to continue to grant equity awards to our named executive officers early in the year to motivate and incentivize executive performance throughout the year. The Committee decided to award PRSUs to our named executive officers in fiscal 2020, instead of the PSUs it awarded to our named executive officers in fiscal 2019 and fiscal 2018, due to the lack of business visibility resulting from the COVID-19 pandemic, and our related inability to establish realistic performance goals until the second half of the year. The Committee determined the number of PRSUs awarded to our named executive officers in fiscal 2020 by applying a 20 percent premium to the closing price of our Common Shares on the grant date in an effort to impose appropriate limits on the potential dilution of our Common Shares and to acknowledge the decline in the price of our Common Shares following the onset of the COVID-19 pandemic
The PRSUs awarded to our named executive officers vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00 (an increase of approximately 7% above the price of our Common Shares on the grant date); (2) $21.00 (an increase of approximately 33% above the price of our Common Shares on the grant date); and (3) $25.00 (an increase of approximately 58% above the price of our Common Shares on the grant date). PRSUs do not have the ability to be earned above target as is the case with our historical PSUs. As a result of our Common Shares trading above $25.00 for 20 consecutive trading days during fiscal 2020, the PRSUs awarded to our named executive officers fully vested on the first anniversary of the grant date although the underlying Common Shares may not be sold until the third anniversary of the grant date.
Fiscal 2020 RSU Awards
The Committee determined the number of RSUs awarded to our named executive officers in fiscal 2020 (other than the RSUs awarded to Mr. Pestello, which were granted to him in August 2020 in connection with his hiring) by applying a 20 percent premium to the closing price of our Common Shares on the grant date in an effort to impose appropriate limits on the potential dilution of our Common Shares and to acknowledge the decline in the market price of our Common Shares following the onset of the COVID-19 pandemic.
The RSUs awarded to our named executive officers vest ratably over three years from the grant date of the award and, are subject to (1) the participant remaining employed by us through each annual vesting date and (2) an operating profit performance component that requires us to earn at least one dollar in operating profit for the fiscal year in which the grant date occurs or in either of the two fiscal years immediately thereafter. As a result of our performance in fiscal 2020, the performance requirement for the fiscal 2020 RSU awards was met. Accordingly, one-third of the RSU awards for fiscal 2020 vested on the second trading day after we filed our Current Report on Form 8-K with the SEC reporting the satisfaction of the performance requirement.
The following table sets forth the number and grant value of the PRSUs awarded to the named executive officers in fiscal 2020 (Mr. Pestello did not receive a PRSU award in fiscal 2020 and Ms. Bachmann’s PRSU award terminated with her employment in fiscal 2020), the number and grant value of the RSUs awarded to the named executive officers in fiscal 2020 (Ms. Bachmann’s RSU award was prorated due to her termination of employment) and the total grant value of the PRSUs and the RSUs awarded to our named executive officers in fiscal 2020.
Name	Number of PRSUs	Grant Value of PRSUs	Number of RSUs	Grant Value of RSUs	Total Grant Value of PRSUs and RSUs
Mr. Thorn	115,911	$1,833,712	115,911	$1,833,712	$3,667,424
Mr. Ramsden	41,491	$656,388	41,491	$656,388	$1,312,775
Mr. Schlonsky	30,442	$481,592	30,442	$481,592	$963,184
Mr. Robins	29,636	$468,842	29,636	$468,842	$937,684
Mr. Pestello	—	—	22,577	$1,129,979	$1,129,979
Ms. Bachmann	46,634	$737,750	46,634	$737,750	$1,475,500
PSU Award Process for Fiscal 2019 and Fiscal 2018
In Fiscal 2019 and Fiscal 2018, the Committee awarded a target number of PSUs to our named executive officers subject to (1) the attainment of performance goals applicable to specified performance measures during a three-year performance cycle consisting of three annual service periods and (2) the named executive officer’s continued employment through the end of the performance cycle. To calculate the attainment of the performance goals, we first calculate the applicable performance measures derived from our financial statements and then adjust the performance measures to eliminate the effect of selected events, transactions or accrual items described in the 2017 LTIP and approved by the Committee when it establishes the performance goals. These adjustments may increase or decrease the amount achieved for the performance measure.
The Committee establishes the performance measures for each performance cycle at the beginning of each performance cycle (EPS and ROIC in the case of both the Fiscal 2019 PSU awards and the Fiscal 2018 PSU awards) and has historically established the performance goals for each service period at the beginning of the service period. The Committee did not establish the performance goals applicable to the second service period of the fiscal 2019 PSU award performance cycle and the last service period of the 2018 PSU award performance cycle until August 2020 due to the lack of business visibility resulting from the COVID-19 pandemic and our related inability to establish realistic performance goals until the second half of the year. The following table sets forth the performance goals established by the Committee for each performance measure for fiscal 2020 and the actual amount of each performance measure in fiscal 2020:
Performance Measure	Weighting	Target	Actual
EPS	50%	$4.06	$7.64
ROIC	50%	15.3%	23.6%

Fiscal 2019 PSU Awards
For the fiscal 2019 PSU awards, a percentage of the target number of PSUs (i.e., the vesting factor) vests based on our average attainment of the performance goals applicable to the performance measures during the three-year performance cycle (with linear interpolation between the performance levels) as described in the following chart:
Performance Level	3-Year Average Performance Attainment	Vesting Factor
Threshold	80%	50%
Target	100%	100%
Maximum	120%	150%
The following table sets forth the target number and grant value of the PSUs awarded to the named executive officers in fiscal 2019 (Mr. Pestello was not employed by the Company during fiscal 2019 and Ms. Bachmann’s 2019 PSU award terminated with her employment in fiscal 2020) and the performance attained for each performance measure during each completed service period in the fiscal 2019 PSU award performance cycle:
Name	Target Number of PSUs	Grant Value of PSUs
Mr. Thorn	72,528	$2,640,019
Mr. Ramsden	20,770	$472,518
Mr. Schlonsky	19,049	$693,384
Mr. Robins	17,573	$639,657
Fiscal 2019 PSU Award Performance Cycle Attainment
(2019 – 2021)
		Fiscal 2019	Fiscal 2020	Fiscal 2021
EPS	Actual Results	$3.69	$7.64	TBD
	Target Performance Goal	$3.72	$4.06	TBD
	Performance %	99.2%	188.2%	TBD
ROIC	Actual Results	13.9%	23.6%	TBD
	Target Performance Goal	14.7%	15.3%	TBD
	Performance %	94.8%	154.3%	TBD
Fiscal 2018 PSU Awards
For the fiscal 2018 PSU awards, a percentage of the target number of PSUs (i.e., the vesting factor) vests based on our average attainment of the performance goals applicable to the performance measures during the three-year performance cycle (with linear interpolation between the performance levels) as described in the following chart:
Performance Level	3-Year Average Performance Attainment	Vesting Factor
Threshold	90%	50%
Target	100%	100%
Maximum	110%	150%
The following table sets forth the target number and grant value of the PSUs awarded to the named executive officers in fiscal 2018 (Mr. Thorn did not receive a PSU award in fiscal 2018, Messrs. Ramsden and Pestello were not employed by the Company during fiscal 2018 and Ms. Bachmann’s 2018 PSU award terminated with her employment in fiscal 2020), the number and value (calculated based on the closing price of our Common Shares on the last trading day of fiscal 2020) of the PSUs actually earned by the named executive officer under such awards, the vesting factor applicable to such awards and the performance attained for each performance measure during each service period in the fiscal 2018 PSU award performance cycle:
Name	Target Number of PSUs	Grant Value of PSUs	Number of PSUs Earned	Value of PSUs Earned	Vesting Factor
Mr. Schlonsky	14,214	$673,175	20,738	$1,237,644	145.9%
Mr. Robins	11,656	$552,028	17,006	$1,014,918	145.9%
Fiscal 2018 PSU Award Performance Cycle Attainment
(2018 – 2020)
		Fiscal 2018	Fiscal 2019	Fiscal 2020
EPS	Actual Results	$3.91	$3.69	$7.64
	Target Performance Goal	$4.90	$3.72	$4.06
	Performance %	79.8%	99.2%	188.2%
EPS 3-year average performance: 122.4% (150% vesting factor)
ROIC	Actual Results	17.5%	13.9%	23.6%
	Target Performance Goal	23.0%	14.7%	15.3%
	Performance %	76.0%	94.8%	154.3%
ROIC 3-year average performance: 108.4% (141.8% vesting factor)
Personal Benefits and Perquisites
We provide our named executive officers with certain benefits that are available to nearly all salaried employees, including paid group term life insurance equal to one and a half times base salary, matching contributions to our Savings Plan, and medical and dental insurance. We generally provide the following limited personal benefits and perquisites to employees at or above the vice president level: (1) coverage under the Big Lots Executive Benefit Plan (“Executive Benefit Plan”); (2) enhanced long-term disability insurance coverage; and (3) payment of an automobile allowance. We believe these personal benefits and perquisites, although immaterial to us in amount, are an important element of total compensation because of the value our executives place on these benefits.
Our Executive Benefit Plan reimburses executives for health-related costs incurred but not covered under our Big Lots Associate Benefit Plan, up to an annual maximum reimbursement of $40,000 per family. Amounts received by named executive officers under the Executive Benefit Plan are treated as taxable income, and we reimburse each executive the approximate amount of his or her income tax liability relating to the benefits received under the Executive Benefit Plan.
We offer short-term disability coverage to all full-time employees and long-term disability coverage to all salaried employees. The benefits provided under the long-term disability plan are greater for our named executive officers than for employees below the vice president level. Under the enhanced long-term disability coverage, a named executive officer may receive 67% of his or her monthly salary, up to $25,000 per month, until the executive is no longer disabled or turns 65, whichever occurs earlier. We pay the premiums for this long-term disability coverage and also reimburse our named executive officers for any income taxes resulting from our payment of such premiums.
In June 2020, in light of concerns regarding commercial travel through the COVID-19 pandemic and the fact that Mr. Thorn maintained a residence in Arizona, where members of his immediate family continued to reside, the Board resolved to strongly encourage Mr. Thorn to use the Company’s business relationship with NetJets for personal and business travel through the remainder of fiscal 2020 and agreed to cover up to three round-trip domestic trips on NetJets during such period. The total incremental cost of Mr. Thorn’s personal use of NetJets in fiscal 2020 was $105,214. In March 2020, in order to attend to pressing business matters and avoid the risk of COVID-19 travel restrictions, Mr. Ramsden utilized the Company’s relationship with NetJets to transport himself and his family home from a vacation outside the United States several days prior to his scheduled commercial flight. With the approval of the Committee, the Company reimbursed Mr. Ramsden for the expense he incurred in connection with the NetJets flight, net of the cost of the unused return commercial flights, in the amount of $26,584.
Post-Termination and Change in Control Arrangements
The senior executive severance agreements described below in “Agreements with Named Executive Officers” provide our named executive officers with potential severance and change in control payments and benefits. Our equity compensation plans and related award agreements also provide for the accelerated vesting of outstanding equity awards, including PSUs and RSUs, in connection with certain termination events. The change in control provisions of the severance agreements provide the named executive officer certain cash payments and other benefits upon a change in control only if the executive is terminated in connection with the change in control (including a constructive termination). The Committee believes that this “double trigger” structure incentivizes our executive officers to remain objective in connection with, and not be distracted by the personal uncertainties and risks created by, an actual or proposed change in control.
While the Committee considers the potential payments upon termination or change in control annually when it establishes compensation for the applicable year, this information is not a primary consideration in setting salary, bonus payout percentages or equity compensation amounts.
See “Potential Payments Upon Termination or Change in Control” below for a discussion of the compensation that may be paid to our named executive officers in connection with a change in control or the termination of employment.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Senior Executive Severance Agreements
We entered into a separation agreement with Ms. Bachmann in connection with the termination of her employment. The separation agreement provides Ms. Bachmann with the following severance benefits:
•
a cash payment equal to $1,573,550 less applicable withholdings payable in regular installments until the end of the post-termination restriction period;

•
a cash payment equal to a prorated portion of the annual incentive award that she would have earned for fiscal 2020 had her employment not terminated;

•
a cash payment of $25,000 for outplacement assistance;

•
continued coverage under our health plans until the last day of the calendar month in which the post-termination restriction period ends, plus the amount necessary to reimburse Ms. Bachmann for the taxes she would be liable for as a result of such continued coverage; and

•
prorated vesting of all unvested, outstanding RSU awards granted to Ms. Bachmann.

The payment of these severance benefits is subject to Ms. Bachmann’s continuing compliance with the restrictive covenants set forth in the Severance Plan and her release of claims against the Company.
We have entered into a senior executive severance agreement with each of Messrs. Thorn, Ramsden, Schlonsky, Robins and Pestello and several other key officers who are not parties to an employment agreement. The senior executive severance agreements expire on the first anniversary of the date of execution and automatically renew for an additional year unless we provide the executive at least 30 days’ notice of non-renewal. The senior executive severance agreements provide for the following severance benefits if, within 24 months after a change in control, the executive is terminated by us (other than for cause) or as a result of a constructive termination: (1) a lump-sum payment equal to 200% of the executive’s then current annual salary and target annual incentive award; (2) a lump-sum payment equal to executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination; and (3) for a period of two years, the executive is entitled to participate in any group life, hospitalization or disability insurance plan, health program or other executive benefit plan generally available to similarly titled executive officers. The executives are also entitled to reimbursement of legal fees and expenses they incur in seeking to enforce their rights under the agreement.
The senior executive severance agreements do not provide a gross-up payment to any participants to offset any Excise Tax.
Severance Plan
The Board adopted the Severance Plan, which covers each of our named executive officers and several of our other key executives, to provide more uniform severance payments and benefits to our executives, avoid the use of individual severance agreements and ensure that restrictive covenants apply to our key executives. The payments and benefits to which our named executive officers would be entitled to under the Severance Plan (collectively, the “Severance Benefits”) if they are terminated without Cause (as defined in the Severance Plan) or as a result of a Constructive Termination (as defined in the Severance Plan) are described below in the “Potential Payments Upon Termination or Change in Control — Involuntary Termination Without Cause.”
The Severance Plan also imposes confidentiality, non-competition, non-solicitation, non-disparagement and post-termination cooperation obligations on participants. The non-competition and non-solicitation obligations apply during the period of employment and continue until the end of the restriction period set forth in the Severance Plan.
The Severance Plan does not provide a gross-up payment to any participants to offset any Excise Tax.
Retirement Plans
We maintain a tax-qualified defined contribution plan (“Savings Plan”). We believe that the Savings Plan is generally commensurate with the retirement plans provided by companies in our peer groups and that providing this plan enhances our ability to attract and retain qualified executives. In December 2020, the Board approved the termination of our non-qualified supplemental defined contribution plan (“Supplemental Savings Plan”). The balances under the Supplemental Savings Plan will be distributed to participants in December 2021 and January 2022. See the “Nonqualified Deferred Compensation — Supplemental Savings Plan” section of this Proxy Statement for a discussion of our retirement plans.
OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES
Minimum Share Ownership Requirements and Hedging and Pledging Prohibition
The Board has adopted minimum share ownership requirements for all outside directors and Leadership Team members. These requirements are designed to align the long-term interests of our outside directors and executives with those of our shareholders. Under the requirements, the outside directors and Leadership Team members must own Common Shares having an aggregate value equal to at least the following multiple of his or her Board retainer or salary (as is in effect at the time compliance with the requirements is evaluated), as applicable:
Title	Multiple of Retainer or Salary
Outside Director	5x
Chief Executive Officer	5x
Executive Vice President	2.5x
Senior Vice President	2x
Shares counted toward these requirements include Common Shares held directly or through a broker, Common Shares held under the Savings Plan or Supplemental Savings Plan, unvested restricted stock, unvested RSUs, unvested PSUs (at the threshold amount), unvested or vested PRSUs, deferred stock units and vested but unexercised in-the-money stock options. Each member of senior management that is required to meet the minimum share ownership requirements is required to hold 50% of any net (after-tax) shares received until his or her minimum share ownership requirements are met or whenever his or her minimum share ownership requirements are not met. Outside directors and executives must meet the requirements on the first annual testing date for outside directors or executives following the fifth anniversary of their election, hire or promotion, as applicable. Each outside director and executive who has been on the Board or a Leadership Team member for at least five years satisfied our minimum share ownership requirements.
In addition to the minimum share ownership requirements, we do not allow our outside directors or Leadership Team members to enter into any hedging, pledging or monetization transactions involving our Common Shares.
Anti-Hedging Policy
Our insider trading policies prohibit our Leadership Team and members of the Board from engaging in hedging and monetization transactions relating to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Our insider trading policies also prohibit our Leadership Team and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
The Committee has adopted an incentive compensation recoupment policy, commonly referred to as a clawback policy, which applies to all cash and equity incentive-based compensation paid or awarded to an associate (including our named executive officers) on or after March 2017. Under the policy, if we determine that we must prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, we will seek to recover, at the discretion of the compensation committee after it has reviewed the facts and circumstances that led to the requirement for the restatement, the amount of erroneously awarded cash and equity incentive-based compensation received by the associate during the three-year period immediately preceding the date on which we are required to prepare the restatement.
Equity Grant Timing
Pursuant to the terms of the 2017 LTIP and the 2020 LTIP, the grant date of equity awards must be the later of the date the terms of the award are established by corporate action or the date specified in the award agreement. In fiscal 2020, the Committee specified that the grant date of the equity awards was April 6, 2020. This date was somewhat later than the grant dates in prior years (typically in March), reflecting additional deliberation by the Compensation Committee in the highly unusual circumstances of the emerging COVID-19 pandemic. For equity awards made throughout the fiscal year, which generally are made as a result of a hiring or promotion, the grant date is the 15th day of the month following the month of the hire or promotion date. We have no policy of timing the grant date of equity awards with the release of material non-public information, and we have not timed the release of material non-public information for the purpose of affecting the value of any equity awards.
Tax and Accounting Considerations
The Committee reviews and considers the impact that tax laws and accounting regulations may have on the executive compensation awards, including the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). In doing so, the Committee relies on guidance from members of our finance and legal departments, as well as outside accountants and attorneys.
Section 162(m) generally does not allow a tax deduction to publicly-held companies for compensation over $1 million paid in any fiscal year to certain current and former executive officers of the Company. However, prior to December 2017, when the Tax Cuts and Jobs Act (“Tax Act”) was enacted into law, Section 162(m) exempted qualified performance-based compensation from this $1 million limit if certain requirements were met. Historically, the Committee had structured the annual cash incentives and performance-based compensation awarded to covered employees in a manner intended to meet the exception from Section 162(m)’s deduction limits.

The Tax Act eliminated the qualified performance-based exception to the $1 million deduction limit and subjects all compensation paid to the chief executive officer, the chief financial officer and the next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table of the proxy statement for 2018 and beyond (each, a “Covered Employee”). Once an individual becomes a Covered Employee, that individual will remain a Covered Employee for all subsequent years. The Tax Act includes a grandfathering provision for compensation paid pursuant to a written binding contract in effect on or before November 2, 2017 that has not been modified in any material way since that date. Based on current guidance, we believe our equity awards granted on and prior to November 2, 2017 comply with the grandfathering provision and will remain deductible. However, equity awards granted after November 2, 2017 will likely be subject to the limitations on deductibility under Section 162(m).
Prior to 2019, we granted short-term annual cash incentive awards to our named executive officers under the 2006 Bonus Plan. Beginning with the 2019 fiscal year, we granted short-term annual cash incentive awards to our named executive officers under the 2019 Bonus Plan. Historically, we intended annual cash incentive awards issued to covered employees under the 2006 Bonus Plan to qualify for the performance-based compensation deduction allowed by Section 162(m). Although we still intend to grant performance-based annual compensation opportunities, amounts paid pursuant to the 2019 Bonus Plan are subject to the limitations on deductibility under Section 162(m).
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the above CD&A with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for fiscal 2020 (“Form 10-K”).
Members of the Compensation Committee
Nancy A. Reardon (Chair)	Marla C. Gottschalk
Cynthia T. Jamison	Christopher J. McCormick
Thomas A. Kingsbury

Summary Compensation Table for Fiscal 2020
Name and Principal Position(1) (a)	Year (b)	Salary ($)(2) (c)	Bonus ($)(3) (d)	Stock Awards ($)(4) (e)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(6)(7) (i)	Total ($) (j)
Bruce K. Thorn, President and Chief Executive Officer(8)	2020	1,072,500	—	3,667,424	2,750,000	—	235,716	7,725,640
	2019	1,100,000	—	4,399,996	976,113	—	71,721	6,547,830
	2018	359,615	500,000	2,999,992	—	—	47,725	3,907,332
Jonathan E. Ramsden, Executive Vice President, Chief Financial and Administrative Officer(9)	2020	682,500	—	1,312,775	840,000	—	87,007	2,922,282
	2019	336,539	—	937,506	177,519	—	28,997	1,480,561

Michael A. Schlonsky, Executive Vice President, Chief Human Resources Officer	2020	500,760	—	963,184	616,320	—	133,396	2,213,660
	2019	513,600	—	1,155,591	218,763	—	139,672	2,027,626
	2018	511,008	—	1,620,517	—	—	135,267	2,266,792
Ronald A. Robins, Jr., Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary	2020	487,500	—	937,684	600,000	—	115,152	2,140,336
	2019	481,358	—	1,066,047	212,970	—	96,540	1,856,915
	2018	471,412	—	1,379,975	—	—	84,277	1,935,664
Jack Pestello, Executive Vice President, Chief Merchandising Officer(10)	2020	320,000	—	1,129,979	396,659	—	43,485	1,890,123

Lisa M. Bachmann, Former Executive Vice President, Chief Merchandising and Operating Officer(11)	2020	464,500	—	1,475,500	560,253	—	1,769,042	4,269,295
	2019	786,775	—	1,770,241	335,119	—	196,835	3,088,970
	2018	782,807	—	3,269,227	—	—	235,106	4,287,140

(1)
We are a party to a separation agreement with Ms. Bachmann and a senior executive severance agreement with Mr. Thorn, Mr. Ramsden, Mr. Schlonsky, Mr. Robins and Mr. Pestello, the material terms of which are described in the “Agreements with Named Executive Officers — Senior Executive Severance Agreements” section of the CD&A. We are a party to an executive severance plan with each of our named executive officers, the material terms of which are described in the “Agreements with Named Executive Officers — Severance Plan” section of the CD&A.

(2)
The amounts in this column reflect the salary earned by each named executive officer for fiscal 2020, fiscal 2019 and fiscal 2018.

(3)
The amount in this column reflects the one-time bonus paid by the Company to Mr. Thorn upon the commencement of his employment with the Company.

(4)
The amounts in this column reflect the sum of (i) the grant date fair value of the RSUs, as determined in accordance with ASC 718, awarded to Mr. Pestello in fiscal 2020 under the 2020 LTIP and to the other named executive officers in fiscal 2020, fiscal 2019 and fiscal 2018 under the 2017 LTIP and (ii) the estimated fair value of the PRSUs awarded to the named executive officers in fiscal 2020 under the 2017 LTIP and the PSUs awarded to the named executive officers in fiscal 2019 and fiscal 2018 under the 2017 LTIP. These amounts do not represent the actual amounts that will be realized by the Named Executive Officers with respect to such awards. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited consolidated financial statements for the fiscal year ended January 30, 2021, included in the Form 10-K.

(5)
The amounts in this column reflect annual incentive awards earned under the 2019 Bonus Plan for performance during fiscal 2020 and fiscal 2019.

(6)
For fiscal 2020, the amounts in this column include the following compensation for the executives, as more fully described in the table included with this footnote:

i.
The reimbursement of taxes related to our payment of healthcare costs, including costs covered by the Executive Benefit Plan, long-term disability insurance premiums, and relocation expenses;

ii.
Matching contributions made by Big Lots pursuant to the Savings Plan and the Supplemental Savings Plan, both of which are described in the narrative disclosure accompanying the Nonqualified Deferred Compensation table below;

iii.
Healthcare costs paid by Big Lots pursuant to the Executive Benefit Plan, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

iv.
Premiums paid by Big Lots for life insurance, which is generally available to all full-time employees;

v.
Premiums paid by Big Lots for long-term disability insurance, which is described in the “Components of our Executive Compensation Program — Personal Benefits and Perquisites” section of the CD&A;

vi.
The cost to Big Lots associated with the executive’s receipt of a cash allowance in lieu of an automobile;

vii.
Separation payments made to Ms. Bachmann pursuant to her severance agreement and the executive severance plan;

viii.
Matching charitable contributions made by Big Lots;

ix.
Dividends paid on vested RSU and PSU awards;

x.
The aggregate incremental cost to Big Lots associated with non-business use of non-commercial aircraft by Messrs. Thorn and Ramsden; and

xi.
Payments made to Mr. Pestello to reimburse him for expenses he incurred in connection with his relocation to Columbus, Ohio.

Name	Mr. Thorn	Mr. Ramsden	Mr. Schlonsky	Mr. Robins	Mr. Pestello	Ms. Bachmann
Reimbursement of Taxes ($)	7,538	3,628	8,728	5,905	13,129	16,688
Big Lots Contributions to Defined Contribution Plans ($)	11,400	11,400	11,400	11,400	—	11,400
Big Lots Paid Health Care under Executive Benefits Plans ($)	7,584	6,826	18,529	12,049	1,343	19,109
Big Lots Paid Life Insurance Premiums ($)	775	775	599	583	372	452
Big Lots Paid Long-Term Disability Insurance Premiums ($)	1,501	1,501	1,501	1,501	625	1,001
Use of Automobile or Automobile Allowance ($)	13,200	13,200	13,200	13,200	6,600	8,123
Severance Expenses ($)	—	—	—	—	—	1,598,550
Matching Charitable Contributions ($)	15,000	15,000	15,000	15,000	—	15,000
Dividend Payments ($)	73,504	8,093	64,439	55,514	—	98,719
Personal Use of Company Aircraft ($)	105,214	26,584	—	—	—	—
Relocation Expenses ($)	—	—	—	—	21,415	—
Total	235,716	87,007	133,396	115,152	43,485	1,769,042

(7)
We purchase tickets to entertainment and sporting venues for the primary purpose of allowing employees to use such tickets in furtherance of our business. Because we incur no incremental cost if a named executive officer uses such tickets for purposes other than our business, such tickets are not included in the amounts in this column.

(8)
Mr. Thorn joined Big Lots as our President and CEO on September 30, 2018 and did not serve in any other capacity with Big Lots prior to such date.

(9)
Mr. Ramsden joined Big Lots as our Executive Vice President, Chief Financial and Administrative Officer on August 5, 2019 and did not serve in any other capacity with Big Lots prior to such date.

(10)
Mr. Pestello joined Big Lots as our Executive Vice President, Chief Merchandising Officer on July 27, 2020 and did not serve in any other capacity with Big Lots prior to such date.

(11)
Ms. Bachmann served as our Executive Vice President, Chief Merchandising and Operating Officer until September 4, 2020.

Bonus and Equity Plans
The amounts reported in the Summary Compensation Table above include awards granted to the named executive officers under the 2019 Bonus Plan, the 2017 LTIP and the 2020 LTIP. Below is a description of the material terms of each plan and the awards made under those plans to our named executive officers, as reflected in the following Grants of Plan-Based Awards in Fiscal 2020 table.
Big Lots 2019 Bonus Plan
The 2019 Bonus Plan provides for cash compensation paid annually when we meet or exceed pre-established minimum corporate performance amounts under one or more financial measures approved by the Compensation Committee and other non-employee directors at the start of the fiscal year. Whether we achieve the minimum corporate performance amounts is substantially uncertain at the time the corporate performance amounts and financial measures are established. No right to a minimum annual incentive award exists under the 2019 Bonus Plan, and the Compensation Committee has the discretion to cancel or decrease an annual incentive award calculated under the 2019 Bonus Plan. Payments made with respect to a fiscal year were made in the first quarter of the following fiscal year. The annual incentive awards that may be earned under the 2019 Bonus Plan range from the threshold to the maximum annual incentive award payout percentages, and include all amounts in between. The threshold annual incentive award payout percentage is pre-established annually by the Compensation Committee and the other non-employee directors and has historically been one-half of the target annual incentive award payout percentage. The Compensation Committee and the other non-employee directors retain the right to adjust the payout percentages and, in the past, have generally done so as deemed necessary to realign an executive’s annual incentive award opportunity with our compensation philosophy. See the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A for more information regarding the 2019 Bonus Plan and the awards made under that plan for fiscal 2020.
Big Lots 2017 Long-Term Incentive Plan
From May 25, 2017 through June 10, 2020, all equity awards granted to our employees and non-employee directors were granted under the 2017 LTIP. The 2017 LTIP authorized the grant of (1) NQSOs, (2) ISOs, (3) SARs, (4) restricted stock, (5) RSUs, (6) deferred stock units, (7) performance shares, (8) PSUs, (9) performance units, (10) cash-based awards, and (11) other stock-based awards. All of our and our affiliates’ employees, outside directors and consultants were eligible to receive Awards under the 2017 LTIP.
The RSUs awarded to our named executive officers in fiscal 2020 pursuant to the 2017 LTIP covered a fixed number of RSUs. The RSUs will vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability, retirement, involuntary termination or constructive termination). These RSUs are also subject to an operating profit performance component that requires us to earn at least one dollar in operating profit for the fiscal year in which the grant date occurs or in either of the two fiscal years immediately thereafter.
The PRSUs awarded to our named executive officers in fiscal 2020 pursuant to the 2017 LTIP covered a fixed number of PRSUs. The PRSUs vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00.

The PSUs awarded to our named executive officers in fiscal 2019 and fiscal 2018 pursuant to the 2017 LTIP covered a target number of PSUs. The PSUs will vest, if at all, after the completion of a three-year performance period, based: (1) 50% on our average EPS performance, excluding selected plan-defined items, for each of the three service periods during the performance period; (2) 50% on our average ROIC performance (net operating profit after-tax divided by invested capital for the fiscal year), excluding selected plan-defined items, for each of the three service periods during the performance period; and (3) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement). The actual number of PSUs that will vest will increase to 150% of the target number if we achieve the maximum performance levels for both of the EPS and ROIC performance goals, and decrease to zero if we fail to meet the minimum performance levels for both of the performance goals. If we achieve the minimum performance levels for both of the EPS and ROIC performance goals, 50% of the target number of PSUs will vest. The percentage of the target number of PSUs that will vest for performance between the threshold and maximum performance levels will increase proportionately from 50% to 150% based on our actual performance.
Upon a change in control (as defined in the 2017 LTIP), all awards outstanding under the 2017 LTIP automatically become fully vested. For a discussion of the change in control provisions in Ms. Bachmann’s severance agreement, our senior executive severance agreements and the 2017 LTIP, see the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below. See the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A and the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below for more information regarding the equity awards made under the 2017 LTIP in fiscal 2020.
Big Lots 2020 Long-Term Incentive Plan
All equity awards granted to our employees and non-employee directors since June 10, 2020 have been granted under the 2020 LTIP. The 2020 LTIP authorized the grant of (1) NQSOs, (2) ISOs, (3) SARs, (4) restricted stock, (5) RSUs, (6) deferred stock units, (7) performance shares, (8) PSUs, (9) performance units, (10) cash-based awards, and (11) other stock-based awards. All of our and our affiliates’ employees, outside directors and consultants were eligible to receive Awards under the 2020 LTIP.
The RSUs awarded to our named executive officers in fiscal 2020 pursuant to the 2020 LTIP (which consisted of the RSUs awarded to Mr. Pestello in connection with his hiring) covered a fixed number of RSUs. The RSUs will vest, if at all, ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date (except in the case of death, disability, retirement, involuntary termination or constructive termination).
In the event of a change in control (as defined in the 2020 LTIP) where the participant incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all awards outstanding under the 2020 LTIP automatically become fully vested. For a discussion of the change in control provisions in our senior executive severance agreements and the 2020 LTIP, see the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below. See the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A and the “Potential Payments Upon Termination or Change in Control — Rights Under Post-Termination and Change in Control Arrangements” section below for more information regarding the equity awards made under the 2020 LTIP in fiscal 2020.

Grants of Plan-Based Awards in Fiscal 2020
The following table sets forth each award made to our named executive officers in fiscal 2020 under the 2019 Bonus Plan, the 2017 LTIP and the 2020 LTIP.
Name (a)	Grant Date(1) (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh.) (k)	Grant Date Fair Value of Stock and Option Awards ($/ Shr.)(5) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Thorn	—	275,000	550,000	1,100,000	—	—	—	—	—	—	—
	—	412,500	825,000	1,650,000	—	—	—	—	—	—	—
	4/6/20	—	—	—	—	115,911	—	—	—	—	1,833,712
	4/6/20	—	—	—	—	—	—	115,911	—	—	1,833,712
Mr. Ramsden	—	84,000	168,000	336,000	—	—	—	—	—	—	—
	—	126,000	252,000	504,000	—	—	—	—	—	—	—
	4/6/20	—	—	—	—	41,491	—	—	—	—	656,388
	4/6/20	—	—	—	—	—	—	41,491	—	—	656,388
Mr. Schlonsky	—	61,632	123,264	246,528	—	—	—	—	—	—	—
	—	92,448	184,896	369,792	—	—	—	—	—	—	—
	4/6/20	—	—	—	—	30,442	—	—	—	—	481,592
	4/6/20	—	—	—	—	—	—	30,442	—	—	481,592
Mr. Robins	—	60,000	120,000	240,000	—	—	—	—	—	—	—
	—	90,000	180,000	360,000	—	—	—	—	—	—	—
	4/6/20	—	—	—	—	29,636	—	—	—	—	468,842
	4/6/20	—	—	—	—	—	—	29,636	—	—	468,842
Mr. Pestello	—	2,532	5,064	10,127	—	—	—	—	—	—	—
	—	99,165	198,330	396,660	—	—	—	—	—	—	—
	8/15/20	—	—	—	—	—	—	21,578	—	—	1,079,979
	8/15/20	—	—	—	—	—	—	999	—	—	50,000
Ms. Bachmann	—	94,313	188,826	377,652	—	—	—	—	—	—	—
	—	141,620	283,239	566,478	—	—	—	—	—	—	—
	4/6/20	—	—	—	—	46,634	—	—	—	—	737,750
	4/6/20	—	—	—	—	—	—	46,634	—	—	737,750

(1)
As discussed in the “Compensation Policies & Practices — Equity Grant Timing” section of the CD&A, in fiscal 2020, the Board set the grant date for the PRSU and RSU awards as April 6, 2020 in order to provide the market with more time to absorb and react to our release of material non-public information, and to avoid any suggestion that the Board, the Committee or any employee manipulated the terms of the equity awards. For all other equity awards, the Board set the grant date as the 15th day of the month following the award date.

(2)
The amounts in columns (c), (d) and (e) of the first row represent our named executive officers’ threshold, target and maximum discretionary annual incentive award levels, respectively, for fiscal 2020 pursuant to the 2019 Bonus Plan. The amounts in columns (c), (d) and (e) of the second row represent our named executive officers’ threshold, target and maximum objective corporate performance-based annual incentive award levels, respectively, for fiscal 2020 pursuant to the 2019 Bonus Plan. These awards are further described in the “Components of our Executive Compensation Program — Annual Cash Incentive Awards” section of the CD&A.
(3)
The amounts in columns (g) represent PRSUs awarded pursuant to the 2017 LTIP. The PRSUs vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00. For more information on PRSUs, see the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(4)
The amounts in column (i) represent RSUs awarded pursuant to the 2017 LTIP and, in the case of the RSUs awarded to Mr. Pestello, the 2020 LTIP, which awards are described in the narrative discussion preceding this table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(5)
This column represents the full grant date fair value of the RSUs as calculated in accordance with ASC 718 and the estimated fair value of the PRSUs as of the issuance date based on the probable outcome of the performance conditions.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth, as of the end of fiscal 2020, all equity awards outstanding under our equity compensation plans for each named executive officer.
Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3) (j)
Mr. Thorn	—	—	—	—	—	171,643	10,243,654	188,439	11,246,040
Mr. Ramsden	—	—	—	—	—	55,186	3,293,500	62,261	3,715,736
Mr. Schlonsky	—	—	—	—	—	42,172	2,516,825	63,705	3,801,914
Mr. Robins	—	—	—	—	—	40,127	2,394,779	58,865	3,513,063
Mr. Pestello	—	—	—	—	—	22,577	1,347,395	—	—
Ms. Bachmann	—	—	—	—	—	12,175	726,604	—	—

(1)
The awards reported in column (g) reflect the unvested RSUs awarded to Mr. Pestello in fiscal 2020 under the 2020 LTIP, the unvested RSUs awarded to Mr. Ramsden in fiscal 2020 and fiscal 2019 under the 2017 LTIP and the unvested RSUs awarded to our other named executive officers in fiscal 2020, fiscal 2019 and fiscal 2018 under the 2017 LTIP. The first third of the fiscal 2019 RSU awards and the second third of the fiscal 2018 RSU awards vested during fiscal 2020. For additional information regarding the fiscal 2020 RSU awards, including the vesting terms, see the narrative discussion preceding the Grants of Plan-Based Awards in Fiscal 2020 table and the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

(2)
The awards reported in column (i) reflect the following: (1) for Mr. Thorn, Mr. Ramsden, Mr. Schlonsky, and Mr. Robins, a PRSU award in fiscal 2020, (2) for Mr. Thorn and Mr. Ramsden, a PSU award in fiscal 2019 (each at target amount); and (3) for Mr. Schlonsky and Mr. Robins, a PSU award in fiscal 2019 and fiscal 2018 (each at the target amount). If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2019, the total number of PSUs that would vest and be earned for such PSU awards would be: (1) 108,792 for Mr. Thorn; (2) 31,155 for Mr. Ramsden; (3) 28,573 for Mr. Schlonsky; and (4) 26,539 for Mr. Robins. The awards reported in column (i) were made pursuant to the 2017 LTIP. The PRSUs awarded to our named executive officers in fiscal 2020 vest 33-1/3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00. The actual number of PSUs awarded to our named executive officers in fiscal 2019 and fiscal 2018 that will vest and be earned (if any) by each named executive officer is determined after the three-year performance period based: (1) 50% on our average EPS performance, excluding plan-defined items, for each of the three service periods during the performance period; (2) 50% on our average ROIC performance (net operating profit after-tax divided by invested capital for the fiscal year), excluding plan-defined items, for each of the three service periods during the performance period; and (3) on the named executive officer’s continued employment through the end of the performance period (except in the case of death, disability or retirement).
(3)
The market value was computed by multiplying the number of units or shares by $59.68, the closing price of our Common Shares on January 29, 2021 (the last trading day of fiscal 2020). If we achieve the maximum performance levels applicable to the PSU awards in fiscal 2019, the aggregate market value for such PSU awards would be: (1) $6,492,707 for Mr. Thorn; (2) $1,859,330 for Mr. Ramsden; (3) $1,705,237 for Mr. Schlonsky; and (4) $1,583,848 for Mr. Robins. The fiscal 2020 PRSU awards and the fiscal 2018 PSU awards vested on April 6, 2021 and March 31, 2021, respectively. For additional information on the fiscal 2020 PRSU awards and the fiscal 2018 PSU awards, see the narrative discussion in the “Components of our Executive Compensation Program — Long-Term Equity Incentive Compensation” section of the CD&A.

Option Exercises and Stock Vested in Fiscal 2020
The following table reflects all stock option exercises and the vesting of restricted stock held by each of our named executive officers during fiscal 2020.
Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Thorn	—	—	38,604	1,443,731
Mr. Ramsden	—	—	6,744	319,126
Mr. Schlonsky	—	—	25,278	417,327
Mr. Robins	—	—	22,116	365,868
Mr. Pestello	—	—	—	—
Ms. Bachmann	—	—	38,725	639,330

(1)
The amounts shown reflect the number of Common Shares issued to the named executive officer in settlement of the vesting of stock awards multiplied by the closing price of our Common Shares on trading day before the vesting date.

Nonqualified Deferred Compensation
Supplemental Savings Plan
All of our named executive officers, as well as substantially all other employees, are eligible to participate in the Savings Plan, our “401(k) plan.” The Supplemental Savings Plan was maintained for those executives participating in the Savings Plan who desired to contribute more than the amount allowable under the Savings Plan. The Supplemental Savings Plan constitutes a contract to pay deferred compensation and limits deferrals in accordance with prevailing tax law. The Supplemental Savings Plan was designed to pay the deferred compensation in the same amount as if contributions had been made to the Savings Plan. We have no obligation to fund the Supplemental Savings Plan, and all assets and amounts payable under the Supplemental Savings Plan are subject to the claims of our general creditors.
In order to participate in the Savings and Supplemental Savings Plans, an eligible employee must satisfy applicable service requirements and must make contributions to such plans (“Participant Contributions”). Participant Contributions are made through authorized payroll deductions to one or more of the several investment funds available under the Savings and Supplemental Savings Plans and selected at the discretion of the participant. All Participant Contributions are matched by us (“Registrant Contributions”) at a rate of 100% for the first 3% of salary contributed and 50% for the next 2% of salary contributed. Additionally, the amount of the Registrant Contribution is subject to the maximum annual compensation that may be taken into account for benefit calculation purposes under the IRC ($285,000 for calendar year 2020). Accordingly, the maximum aggregate Registrant Contribution that could be made to a named executive officer participating in the Savings and Supplemental Savings Plans was $11,400 for fiscal 2020.
Prior to fiscal 2017, under the Savings Plan and the Supplemental Savings Plan, 25% of the Registrant Contributions vests annually beginning on the second anniversary of the employee’s hiring. Under the Savings Plan, a participant who has terminated employment with us is entitled to all funds in his or her account, except that if termination is for a reason other than retirement, disability or death, then the participant is entitled to receive only the Participant Contributions and the vested portion of the Registrant Contributions. Under the Supplemental Savings Plan, a participant who has terminated employment with us for any reason is entitled to receive the Participant Contributions and only the vested portion of the Registrant Contributions. Under both plans, all other unvested accrued benefits pertaining to Registrant Contributions will be forfeited. Upon a change in control of Big Lots, the participant will receive a lump sum payment of all amounts (vested and unvested) under the Supplemental Savings Plan. In fiscal 2017, the Savings Plan and Supplemental Savings Plan were amended and all Registrant Contributions in fiscal 2017 and in the future will vest immediately and a participant in the Savings Plan and Supplemental Savings Plan who has terminated employment will be entitled to all funds in his or her account.
In December 2020, the Board approved the termination of the Supplemental Savings Plan. The balances under the Supplemental Savings Plan will be distributed to participants in December 2021 and January 2022.
Nonqualified Deferred Compensation Table for Fiscal 2020
The following table reflects the contributions to, earnings in and balance of each named executive officer’s account held under the Supplemental Savings Plan.
Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(3) (f)
Mr. Thorn	—	—	—	—	—
Mr. Ramsden	—	—	—	—	—
Mr. Schlonsky	22,075	—	233,463	—	1,341,460
Mr. Robins	21,297	—	57,293	—	249,967
Mr. Pestello	—	—	—	—	—
Ms. Bachmann	—	—	69,490	(73,110)	1,461,461

(1)
The amounts in this column are included in the “Salary” column of the Summary Compensation Table for fiscal 2020.

(2)
The amounts in this column are not included in the Summary Compensation Table as these amounts reflect only the earnings on the investments designated by the named executive officer in his or her

Supplemental Savings Plan account in fiscal 2019 (i.e., appreciation or decline in account value). The amounts in this column do not include any above-market or preferential earnings, as defined by Item 402(c)(2)(viii) of Regulation S-K and the instructions thereto.
(3)
$88,237, $11,389 and $94,560 of the amounts in this column were previously reported as compensation to Mr. Schlonsky, Mr. Robins, and Ms. Bachmann, respectively, in the Summary Compensation Table for the prior years reported.

Potential Payments Upon Termination or Change in Control
The “Rights Under Post-Termination and Change in Control Arrangements” section below summarizes the rights of our named executive officers under their employment agreements and other compensation arrangements upon a change in control or in the event their employment with us is terminated.
The “Estimated Payments if Triggering Event Occurred at 2020 Fiscal Year End” section below sets forth the payments that would have been received by each executive (or his or her beneficiaries, as applicable) upon a change in control or in the event the executive’s employment with us terminated on January 30, 2021: (1) voluntarily or for cause; (2) involuntarily without cause (including a constructive termination (as defined in the Severance Plan)); (3) in connection with the executive’s disability; (4) upon the executive’s death; (5) upon the executive’s retirement (none of the named executive officers was retirement eligible at the end of fiscal 2020 other than Mr. Robins); or (6) in connection with a change in control.
Rights Under Post-Termination and Change in Control Arrangements
Termination for Cause
If a named executive officer is terminated for cause or due to his or her voluntary resignation, we have no obligation to pay any unearned compensation or to provide any future benefits to the executive.
Involuntary Termination Without Cause
If a named executive officer is involuntarily terminated without cause (including a constructive termination), the Severance Plan would entitle the named executive officer to:
•
a cash payment equal to the product of (1) the named executive officer’s annualized base salary in effect on the date of termination and (2) a multiple thereof;

•
a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a cash payment for outplacement assistance;

•
continued coverage for the named executive officer under our health plans until the last day of the calendar month in which the post-termination restriction period applicable to the named executive officer elapses, plus the amount necessary to reimburse the named executive officer for the taxes he or she would be liable for as a result of such continued coverage; and

•
upon achievement of the applicable performance trigger, except for Mr. Thorn’s 2018 RSU award, prorated vesting of all unvested, outstanding RSU awards granted to the named executive officer. If Mr. Thorn is involuntary terminated without cause, his 2018 RSU award will vest in full.

Termination due to Disability or Death
If a named executive officer is terminated as a result of his or her disability or death:
•
the Severance Plan would entitle the named executive officer to a cash payment equal to a prorated portion of the annual incentive award that the named executive officer would have earned for the fiscal year in which the termination occurred had such termination not occurred;

•
a prorated portion of the unvested PSUs granted under the 2017 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition; and

•
a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP would vest on the termination date.

Termination Upon Retirement
If a named executive officer is terminated as a result of his or her retirement (as defined in the applicable award agreement):
•
a prorated portion of the unvested PSUs granted under the 2017 LTIP that the named executive officer would have earned had the named executive officer remained employed for the entire performance period would vest upon the certification of the applicable performance condition; and

•
a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP would vest on the termination date.

Termination in connection with Change in Control
If terminated without cause (including a constructive termination) within 24 months after a change in control, the senior executive severance agreements would entitle the named executive officers to (1) a lump-sum payment equal to 200% of the executive’s then current annual base salary and target annual incentive award, (2) a lump-sum payment equal to executive’s target bonus prorated for the number of days the executive worked during the applicable performance period prior to the executive’s termination and (3) continued coverage under our health plans for up to two years after the date of termination.
In addition, upon a change in control:
•
if the change in control occurs before the third anniversary of the grant date, all unvested RSUs granted to the named executive officer under the 2017 LTIP would vest;

•
if the change in control occurs before the third anniversary of the grant date and the named executive officer incurs a separation of service (as defined in Section 409A of the IRC) within the 30 days before or 24 months following the change in control, all unvested RSUs granted to the named executive officer under the 2020 LTIP would vest; and

•
if the change in control occurs before the end of the applicable performance period, the greater of (1) the target number of PSUs and (2) a number of PSUs calculated based on the satisfaction of the applicable performance conditions before the change in control, would vest for each named executive officer.

Upon a change in control, each participating named executive officer would also receive a lump sum payment of all vested and unvested amounts under the Supplemental Savings Plan. (See the “Nonqualified Deferred Compensation” section above for more information regarding the Supplemental Savings Plan and our named executive officers’ aggregate balances under such plans at the end of fiscal 2020.)
Change in Control Described
Under the 2017 LTIP, the 2020 LTIP, the Supplemental Savings Plan (as to amounts earned and vested before January 1, 2005, including earnings attributable to such amounts) and the Severance Plan, a change in control generally occurs upon: (i) certain acquisitions of 20% or more of our outstanding voting securities; (ii) an unapproved change in the majority of the Board during any two-year period; or (iii) certain corporate transactions, including certain mergers, consolidations or the sale of substantially all of the Company’s assets.
Under the senior executive severance agreements, the 2019 Bonus Plan and the Supplemental Savings Plan (as to all amounts earned and vested on or after January 1, 2005), a change in control generally occurs upon: (i) certain acquisitions of more than 50% of the total fair market value or voting power in our outstanding voting securities; (ii) certain acquisitions during a one-year period of 30% or more of our outstanding voting securities; (iii) an unapproved change in the majority of the Board during any one-year period; or (iv) the disposition, during any one-year period, of 40% or more of the total gross fair market value of all of our assets.

Estimated Payments if Triggering Event Occurred at 2020 Fiscal Year-End
The amounts in the following tables are approximations based on various assumptions and estimates. The actual amounts to be paid can only be determined at the time of the change in control or termination of employment, as applicable. In the tables that follow, we have made the following material assumptions, estimates and characterizations:
•
Except as otherwise provided in the tables below, the amounts are calculated based on compensation levels and benefits effective at January 30, 2021, the last day of fiscal 2020.

•
We have not taken into account the possibility that a named executive officer may be eligible to receive healthcare benefits from another source following his or her termination. Therefore, the amounts shown in the “Healthcare Coverage” row in the tables below reflect, consistent with the assumptions that would be used to estimate the cost of these benefits for financial reporting purposes under generally accepted accounting principles, the current monthly cost to provide continued healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) applied to each month these benefits would be provided to the named executive officer. Included in the amounts shown in the “Healthcare Coverage” row in the tables below are the related tax gross-up amounts. The amounts shown in the “Long-Term Disability Benefit” row in the tables below represent 67% of the named executive officer’s monthly salary, up to a maximum of $25,000 per month in accordance with the long-term disability insurance we maintain for our named executive officers. This benefit is payable until the named executive officer is no longer disabled or age 65, whichever occurs earlier. Due to the speculative nature of estimating the period of time during which a named executive officer may be disabled, we have presented only one month of disability benefits in the tables below.

•
The amounts in the “Accelerated Equity Awards” row under the “Termination upon Disability” and “Termination upon Death” columns in the tables below represent the value (as of the final trading day on the NYSE during fiscal 2020) of (1) a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP, (2) a prorated portion of the unvested PSUs granted under the 2017 LTIP in fiscal 2019, assuming that the applicable performance goals will be achieved at the target level, and (3) the PSUs granted under the 2017 LTIP in fiscal 2018, that will vest based on our actual performance. The amounts in the “Accelerated Equity Awards” row under the “Retirement” columns in the tables below represent the value (as of the final trading day of fiscal 2020) of (1) a prorated portion of the unvested RSUs granted under the 2017 LTIP and the 2020 LTIP, (2) a prorated portion of the unvested PSUs granted under the 2017 LTIP in fiscal 2019, assuming that the applicable performance goals will be achieved at the target level and (3) the PSUs granted under the 2017 LTIP in fiscal 2018 that vested based on our actual performance.

•
The amounts in the “Accelerated Equity Awards” row under the “Termination in Connection with a Change in Control” and “Change in Control (without termination)” columns in the tables below include all unvested RSUs and PSUs that would have vested on an accelerated basis had a change in control occurred as of the end of fiscal 2020. These amounts do not reflect any equity awards that vested in fiscal 2020.

•
The closing market price of our Common Shares on the final trading day on the NYSE during fiscal 2020 was $59.68 per share.

Bruce K. Thorn
The following table reflects the payments that would have been due to Mr. Thorn in the event of a change in control and/or the termination of his employment on January 30, 2021.
	Event Occurring at January 30, 2021
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	2,200,000	—	—	—	2,200,000	—
Non-Equity Incentive Plan Compensation ($)	—	2,750,000	—	2,750,000	2,750,000	4,125,000	—
Healthcare Coverage ($)	—	61,069	—	—	—	61,069	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	40,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	4,285,908	—	6,278,394	6,278,394	22,013,158	22,013,158
Total ($)	—	9,336,977	—	9,053,394	9,028,394	28,399,227	22,013,158
Jonathan E. Ramsden
The following table reflects the payments that would have been due to Mr. Ramsden in the event of a change in control and/or the termination of his employment with us on January 30, 2021.
	Event Occurring at January 30, 2021
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,400,000	—	—	—	1,400,000	—
Non-Equity Incentive Plan Compensation ($)	—	840,000	—	840,000	840,000	1,260,000	—
Healthcare Coverage ($)	—	85,337	—	—	—	85,337	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	851,474	—	1,444,897	1,444,897	7,154,311	7,154,311
Total ($)	—	3,201,811	—	2,309,897	2,284,897	9,899,648	7,154,311

Michael A. Schlonsky
The following table reflects the payments that would have been due to Mr. Schlonsky in the event of a change in control and/or the termination of his employment with us on January 30, 2021.
	Event Occurring at January 30, 2021
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,027,200	—	—	—	1,027,200	—
Non-Equity Incentive Plan Compensation ($)	—	616,320	—	616,320	616,320	924,480	—
Healthcare Coverage ($)	—	85,337	—	—	—	85,337	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	925,751	—	3,024,233	3,024,233	6,502,441	6,502,441
Total ($)	—	2,679,608	—	3,665,553	3,640,553	8,539,458	6,502,441
Ronald A. Robins, Jr.
The following table reflects the payments that would have been due to Mr. Robins in the event of a change in control and/or the termination of his employment with us on January 30, 2021.
	Event Occurring at January 30, 2021
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,000,000	—	—	—	1,000,000	—
Non-Equity Incentive Plan Compensation ($)	—	600,000	600,000	600,000	600,000	900,000	—
Healthcare Coverage ($)	—	85,337	—	—	—	85,337	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	861,083	2,662,504	2,662,504	2,662,504	6,073,673	6,073,673
Total ($)	—	2,571,420	3,262,504	3,287,504	3,262,504	8,059,010	6,073,673

Jack Pestello
The following table reflects the payments that would have been due to Mr. Pestello in the event of a change in control and/or the termination of his employment with us on January 30, 2021.
	Event Occurring at January 30, 2021
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,280,000	—	—	—	1,280,000	—
Non-Equity Incentive Plan Compensation ($)	—	396,659	—	396,659	396,659	1,152,000	—
Healthcare Coverage ($)	—	85,337	—	—	—	85,337	—
Long-Term Disability Benefit ($)	—	—	—	25,000	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	210,016	—	210,016	210,016	1,360,942	—
Total ($)	—	1,997,012	—	631,675	606,675	3,878,279	—
Lisa M. Bachmann
The following table reflects the payments due to Ms. Bachmann following her termination of employment on September 4, 2020.
	Event Occurring at September 4, 2020
	Voluntary Termination/ For Cause ($)	Involuntary Termination without Cause ($)	Retirement ($)	Termination upon Disability ($)	Termination upon Death ($)	Termination in Connection with a Change in Control ($)	Change in Control (without termination) ($)
Salary/Salary Continuation ($)	—	1,573,550	—	—	—	—	—
Non-Equity Incentive Plan Compensation ($)	—	560,253	—	—	—	—	—
Healthcare Coverage ($)	—	61,069	—	—	—	—	—
Long-Term Disability Benefit ($)	—	—	—	—	—	—	—
Outplacement Benefits ($)	—	25,000	—	—	—	—	—
Accelerated Equity Awards ($)	—	749,063	—	—	—	—	—
Total ($)	—	2,968,935	—	—	—	—	—

PROPOSAL TWO:   APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The following summary of our executive compensation program describes our compensation philosophy and the key objectives identified by our Compensation Committee to implement our compensation philosophy.
Our executive compensation program is designed to: (1) pay for superior results by rewarding executives for achieving short- and long-term performance goals and creating long-term shareholder value; (2) align the interests of our executives with the interests of our shareholders through performance- and equity-based compensation; and (3) attract and retain talented executives by paying compensation that is competitive with the compensation paid by the companies in our peer group. We use a balanced mix of salary, annual cash incentive awards and equity awards to promote these objectives. For a more detailed discussion of how our executive compensation program promotes these objectives and our executive compensation philosophy, including information about the fiscal 2020 compensation of our named executive officers, we encourage you to read the CD&A as well as the Summary Compensation Table and other compensation tables in this Proxy Statement and the narrative discussion accompanying the tables.
Fiscal 2020 presented unprecedented challenges as a result of the COVID-19 pandemic, which has disrupted and may continue to disrupt our business. Due to the lack of business visibility resulting from the COVID-19 pandemic and our related inability to establish realistic performance goals until the second half of the year, the executive compensation program established by the Compensation Committee for fiscal 2020 differed significantly from the programs established for recent fiscal years.
•
Base Salaries.   In light of the uncertainty surrounding the COVID-19 pandemic and the potential effect of the pandemic on the Company’s business at the time the Compensation Committee evaluates base salaries, the Compensation Committee did not approve any merit increases in fiscal 2020 to the base salaries of our named executive officers. In addition, to help fund the Company’s Employee Assistance Fund in order to provide aid to Big Lots associates affected by COVID-19, each member of the Company’s senior management, including each of our named executive officers, voluntarily relinquished 10% of their base salary in each pay period in April, May, and June.

•
Annual Cash Incentive Awards.   The Compensation Committee bifurcated the annual cash incentive award for fiscal 2020 into (1) a discretionary award based on effective management and leadership through the crisis, including goals related to health and safety, business continuity, cash and liquidity management, and internal and external communication, during the first half of fiscal 2020 and (2) an objective corporate performance-based award similar to the annual cash incentive awards we have granted to our executives in recent fiscal years based on our adjusted operating profit and comparable sales in fiscal 2020. Based on the Compensation Committee’s assessment of various actions taken and results achieved by management in the areas of cash and liquidity management and crisis leadership during the first half of fiscal 2020, each of our named executive officers earned a maximum payout under discretionary annual incentive award. Based on the Company’s adjusted operating profit and comparable sales for fiscal 2020, each of our named executive officers also earned a maximum payout under the objective corporate performance-based awards.

•
Long-Term Equity Incentive Awards.   The long-term equity incentive awards granted to our named executive officers in fiscal 2020 consisted of PRSUs (50% weighting) and restricted stock units (“RSUs”) (50% weighting). The Compensation Committee determined the number of PRSUs and RSUs awarded to our named executive officers in fiscal 2020 by applying a 20 percent premium to the closing price of our Common Shares on the grant date in an effort to impose appropriate limits on the potential dilution of our Common Shares and to acknowledge the decline in the market price of our Common Shares following the onset of the COVID-19 pandemic.

The Compensation Committee granted PRSUs in lieu of the PSUs that it granted in recent years due to its desire to grant equity awards at approximately the same time that it granted equity awards in recent years in order to motivate and incentivize executive performance throughout the year and our inability to establish realistic performance goals for PSUs until the second half of the year. The PRSUs vested 33-1∕3% upon the closing price of our Common Shares equaling or exceeding the following thresholds for 20 consecutive trading days on or before the third anniversary of the grant date: (1) $17.00; (2) $21.00; and (3) $25.00, which represented premiums of approximately 7%, 33%, and 58%, respectively, above the closing price of our Common Shares on the grant date. The closing price of our Common Shares subsequently exceeded each of the thresholds in fiscal 2020 and, as a result, all of the PRSUs vested in April 2021 on the first anniversary of the grant date although the underlying Common Shares may not be sold until the third anniversary of the grant date.
RSUs are primarily intended to align the interests of our named executive officers and our shareholders and help retain and motivate our named executive officers. The RSUs will vest ratably over three years from the grant date of the award if the participant remains employed by us through each annual vesting date and are subject to an operating profit performance component. Based on the Company’s operating profit in fiscal 2020, one-third of the RSUs we granted in fiscal 2020 vested on the first anniversary of the grant and the remaining two-thirds will vest ratably over the next two years.
We request that our shareholders indicate their support for the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K by approving the following resolution:
“RESOLVED, that the shareholders of Big Lots approve, on an advisory basis, the compensation of the named executive officers of Big Lots, as disclosed in Big Lots’ Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables.”
The vote on the approval of the compensation of our named executive officers is advisory, which means that the vote is not binding on the Board, the Compensation Committee or us. If a majority of the votes are cast against the approval of the compensation of our named executive officers, the Board and the Compensation Committee will evaluate whether to take any actions to address the concerns of the shareholders with respect to our executive compensation program.
THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE CD&A, COMPENSATION TABLES AND THE NARRATIVE DISCUSSION ACCOMPANYING THE TABLES.
2020 CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for our 2020 fiscal year:
•
The annual compensation of our CEO (Bruce K. Thorn) was $7,725,640.

•
The annual total compensation of our median employee, a part-time store associate, was $10,124.

•
The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 763 to 1.

We identified our median employee for our 2020 fiscal year using the following methodology and material assumptions and adjustments. To identify the median of the annual total compensation of our active employees as of January 30, 2021, including any full-time, part-time, temporary or seasonal employees but excluding our CEO, we used total wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. In making this determination, we did not annualize compensation for any full-time or part-time permanent employees who were employed on January 30, 2021 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

We determined the annual total compensation for fiscal year 2020 of our median employee (who was calculated to be a part-time store associate) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our CEO for fiscal 2020, we used the amount for fiscal 2020 reported in the “Total” column of the Summary Compensation Table.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
AUDIT COMMITTEE DISCLOSURE
General Information
The Audit Committee consists of five non-employee directors of the Board. The members of the Audit Committee have been reviewed by the Board and determined to be independent within the meaning of all applicable SEC regulations and NYSE listing standards.
The charter of the Audit Committee states that the purpose of the Audit Committee is to assist the Board in its oversight of:
•
the integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•
our compliance with legal and regulatory requirements, including our disclosure controls and procedures;

•
the annual independent audit of our financial statements, the engagement of our independent registered public accounting firm, and the evaluation of the firm’s qualifications, independence and performance;

•
the performance of our internal audit function;

•
the evaluation of enterprise risk issues; and

•
the fulfillment of other responsibilities set forth in its charter.

The full text of the Audit Committee’s charter is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption. The Audit Committee regularly reviews its responsibilities as outlined in its charter, prepares an annual agenda that addresses all of its responsibilities and conducts a self-assessment and review of the charter annually. The Audit Committee believes it fulfilled its responsibilities under the charter in fiscal 2020.
The Audit Committee schedules its meetings with a view towards ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm, the Company’s Vice President, Internal Audit and our Chief Financial Officer, in each case without the presence of management. The Audit Committee also meets in executive session without the presence of anyone else, whenever appropriate.
During fiscal 2020, our management completed an assessment of our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was apprised of the progress of the assessment and provided oversight and advice to management during the process. In connection with its oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management contained in our Form 10-K, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Form 10-K related to its audit of (1) our financial statements and (2) the effectiveness of our internal control over financial reporting. The Audit Committee continues to oversee efforts related to our system of internal control over financial reporting and management’s preparations for the assessment thereof in fiscal 2021. The Audit Committee has also reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure.

Independent Registered Public Accounting Firm
The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for fiscal 2020. Deloitte & Touche LLP has served as our independent registered public accounting firm since October 1989. The Audit Committee annually selects and evaluates our independent registered public accounting firm and reviews the scope of and plans for the audit by the independent registered public accounting firm. Some of the factors the Audit Committee considers in its evaluation include the independent auditor’s qualifications, performance, independence and tenure. Based on its evaluation and review, the Audit Committee believes that it is in the best interest of the Company to retain Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021.
Audit and Non-Audit Services Pre-Approval Policy
Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy, all audit and non-audit services rendered by Deloitte & Touche LLP in fiscal 2020 and fiscal 2019, including the related fees, were pre-approved by the Audit Committee. Under the policy, the Audit Committee is required to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm to assure that the provision of those services does not impair the firm’s independence. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees incurred for each category of service at Audit Committee meetings throughout the year.
During the year, it may become necessary to engage the independent registered public accounting firm for additional services that have not been pre-approved. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The member or members to whom pre-approval authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Fees Paid to Independent Registered Public Accounting Firm
The fees billed to us for the professional services rendered by Deloitte & Touche LLP during the two most recently completed fiscal years were as follows:
($ in thousands)	Fiscal 2019 ($)	Fiscal 2020 ($)
Audit Fees	1,400	1,440
Audit-Related Fees(1)	20	92
Tax Fees	40	90
All Other Fees(2)	2	2
Total Fees	1,462	1,624

(1)
For fiscal 2019 and fiscal 2020, the audit-related fees principally related to implementation of new accounting standards and significant non-routine transactions.

(2)
For fiscal 2019 and fiscal 2020, the other fees include fees related to online subscription fees for technical support.

Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2020 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. Based on these reviews and discussions, the undersigned members of the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal 2020 be included in our Form 10-K for filing with the SEC.
Members of the Audit Committee:
Marla C. Gottschalk, Chair
Sebastian J. DiGrande
Thomas A. Kingsbury
Christopher J. McCormick
Wendy L. Schoppert

PROPOSAL THREE:    RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021
At its March 3, 2021 meeting, the Audit Committee appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2021, subject to our entry into a mutually agreed upon services contract with Deloitte & Touche LLP. The submission of this matter for approval by shareholders is not legally required; however, we believe that such submission is consistent with best practices in corporate governance and is another opportunity for shareholders to provide direct feedback on an important issue of our corporate governance. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered by the Audit Committee.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if so desired.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.
SHAREHOLDER PROPOSALS
Any proposals of shareholders that are intended to be presented at our 2022 annual meeting of shareholders must be received by our Corporate Secretary at our corporate offices on or before December 14, 2021 to be eligible for inclusion in our 2022 proxy statement and form of proxy. Such proposals must be submitted in accordance with Rule 14a-8 of the Exchange Act. If a shareholder intends to present a proposal at our 2022 annual meeting of shareholders without inclusion of that proposal in our 2022 proxy materials and written notice of the proposal is not received by our Corporate Secretary at our corporate offices on or before February 27, 2022, or if we meet other requirements of the SEC rules, proxies solicited by the Board for our 2022 annual meeting of shareholders will confer discretionary authority on the proxy holders named therein to vote on the proposal at the meeting.
Our Amended Code of Regulations permits a shareholder, or a group of shareholders, who has continuously owned at least 3% of our outstanding Common Shares for at least 3 years, to nominate and include in our proxy statement candidates for the Board, subject to certain requirements. Each eligible shareholder, or group of shareholders that together is an eligible shareholder, may nominate candidates for director, up to a limit of 25% of the number of directors on the Board. Any nominee must meet the qualification standards set forth in our Amended Code of Regulations. Any such notice and nomination materials must be delivered to, or mailed to and received by, our Corporate Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of shareholders; provided however, that if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then the eligible shareholder must deliver the notice and nomination materials to our Corporate Secretary a reasonable time before we issue our proxy materials. Based on the anticipated one-year anniversary of the date that we issued our proxy statement for the 2021 annual meeting, an eligible shareholder wishing to nominate a candidate for election to the Board at the 2022 annual meeting must provide such notice no earlier than November 14, 2021 and no later than December 14, 2021. Any such notice and accompanying nomination materials must meet the requirements set forth in our Amended Code of Regulations, which is available in the Investor Relations section of our website (www.biglots.com) under the “Corporate Governance” caption.
PROXY SOLICITATION COSTS
This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders and the proxy card) to shareholders of record on the Record Date, the brokers and banks holding our Common Shares for beneficial shareholders must, at our expense, provide our proxy materials to persons for whom they hold our Common Shares in order that such Common Shares may be voted. Solicitation of proxies may also be made by our officers and regular employees personally or by telephone, mail or electronic mail. Officers and employees who assist with the solicitation will not receive any additional compensation. The cost of the solicitation will be borne by us. We have also retained Georgeson LLC to aid in the solicitation of proxies for a fee estimated to be $11,000, plus reasonable out-of-pocket expenses.
OTHER MATTERS
As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than as referred to in Proposal One, Proposal Two and Proposal Three above. If any other matter is properly brought before the Annual Meeting for action by shareholders, Common Shares represented by proxies returned to us and not revoked will be voted on such matter in accordance with the recommendations of the Board.
By order of the Board of Directors,
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and
Governance Officer, General Counsel and
Corporate Secretary
April 13, 2021

Appendix A
BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
The following tables reconcile net income and diluted earnings per share (GAAP financial measures) to adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) for fiscal 2020, fiscal 2019 and fiscal 2018.
Fiscal 2020
	As Reported	Adjustment to exclude gain on sale of distribution centers and related expenses	As Adjusted (non-GAAP)
Net income	$629,191	$(341,903)	$287,288
Diluted earnings per share	$16.11	$(8.75)	$7.35
The above adjusted net income and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a gain resulting from the sale of our Columbus, OH; Durant, OK; Montgomery, AL; and Tremont, PA distribution centers and the related expenses of $459,097 ($341,903, net of tax).
Fiscal 2019
	As Reported	Impact to exclude department exit inventory impairment	Impact to exclude transformational restructuring costs	Adjustment to exclude legal settlement loss contingencies	Adjustment to exclude gain on sale of distribution center	As Adjusted (non-GAAP)
Net income	$242,464	$4,497	$28,502	$5,554	$(136,604)	$144,413
Diluted earnings per share	$6.16	$0.11	$0.72	$0.14	$(3.47)	$3.67
The above adjusted net income and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) an inventory impairment amount of $6,050 ($4,497, net of tax) as a result of a merchandise department exit; (2) the costs associated with a transformational restructuring initiative of $38,338 ($28,502, net of tax); (3) a pretax charge related to estimated legal settlement of employee class actions of $7,250 ($5,554, net of tax); and (4) a gain resulting from the sale of our Rancho Cucamonga, CA distribution center of $178,534 ($136,604, net of tax).
Fiscal 2018
	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Net income	$156,894	$6,123	$2,621	$165,638
Diluted earnings per share	$3.83	$0.15	$0.06	$4.04
The above adjusted net income and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).
Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.

ATTN: GENERAL COUNSEL4900 EAST DUBLIN-GRANVILLE ROAD COLUMBUS, OH 43081 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/BIG2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D46236-P51543-Z79333 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BIG LOTS, INC. For Withhold For All To withhold authority to vote for any individual 1.ELECTION OF DIRECTORS. The Board of Directors recommends a vote FOR the election of the nominees AllAll Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. named below:01)Sandra Campos02)James R. Chambers03)Sebastian J. DiGrande04)Marla C. Gottschalk05)Cynthia T. Jamison06)Thomas A. Kingsbury !!! 07)Christopher J. McCormick08)Kimberley A. Newton09)Nancy A. Reardon10)Wendy L. Schoppert11)Bruce K. Thorn If any nominee named for election as a director is unable to serve or for good cause will not serve, common shares represented by proxies will be voted for such substitute nominee(s) as recommended by Big Lots’ Board of Directors. For Against Abstain 2.APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. The Board of Directors recommends a!!!vote FOR the approval of the compensation of Big Lots’ named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of RegulationS-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion accompanying the tables.3.RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR!!!FISCAL YEAR 2021. The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Big Lots’ independentregistered public accounting firm for the 2021 fiscal year.If any other matter properly comes before the Annual Meeting, common shares represented by proxies will be voted in accordance with the recommendation of the Board of Directors on such matters.Only shareholders of record at the close of business on the record date, March 31, 2021, are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint Owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS WEDNESDAY, MAY 26, 2021, AT 11:00 A.M. EDTAccess to this year's virtual Annual Meeting of Shareholders will be available at www.virtualshareholdermeeting.com/BIG2021.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Big Lots, Inc. To Be Held on May 26, 2021:Big Lots, Inc.'s Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 30, 2021 are available at www.proxyvote.com.D46237-P51543-Z79333BIG LOTS, INC.Proxy Solicited on Behalf of the Board of Directors for the May 26, 2021Annual Meeting of ShareholdersThe individual(s) signing on the reverse side of this proxy card as a shareholder or an attorney, executor, administrator, authorized officer or other fiduciary of the shareholder (collectively referred to as the "Owner") hereby appoint(s) Bruce K. Thorn, Jonathan E. Ramsden and Ronald A. Robins, Jr., and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Shareholders of Big Lots, Inc. ("Big Lots"), to be held virtually at www.virtualshareholdermeeting.com/BIG2021, at 11:00 A.M. EDT on May 26, 2021, and at any postponement or adjournment thereof, and to vote and act with respect to all common shares of Big Lots which the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card.This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the common shares: (i) FOR the election of each of the nominees named on the reverse side of this proxy card (Proposal One); (ii) FOR the approval of the compensation of Big Lots' named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal Two); and (iii) FOR the ratification of Deloitte & Touche LLP as Big Lots' independent registered public accounting firm for fiscal 2021 (Proposal Three). If any nominee named for the election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as recommended by Big Lots' Board of Directors. The above-named proxies will vote the common shares in accordance with the recommendations of Big Lots' Board of Directors on such other business as may properly come before the Annual Meeting of Shareholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 26, 2021 meeting and the Annual Report on Form 10-K for the fiscal year ended January 30, 2021.PLEASE SIGN AND DATE ON THE REVERSE SIDE